$15,000,000,000 Senior Secured Credit Facilities
Summary of Principal Terms and Conditions

November 29, 2006

J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Goldman Sachs Credit Partners L.P. are arranging credit facilities for Ford Motor Company in the aggregate amount of up to $15,000,000,000 (defined below as the Senior Secured Facilities). Concurrently with the implementation of the Senior Secured Facilities, Ford Motor Company expects to issue up to $3,000,000,000 of unsecured convertible debt securities. Capitalized terms used in this term sheet but not otherwise defined shall have the meaning set forth on Annex B.

Borrowers:
Ford Motor Company (the “Company”). The Company may from time to time designate one or more of its domestic subsidiaries (collectively, the “Domestic Borrowing Subsidiaries”) and one or more of its subsidiaries organized under the laws of Canada, Sweden, Germany or the United Kingdom (collectively, the “Foreign Borrowing Subsidiaries”, together with the Domestic Borrowing Subsidiaries, the “Borrowing Subsidiaries”, together with the Company, collectively, the “Borrowers”) as borrowers under the Revolving Facility.

Guarantors:
All obligations of the Borrowers under the Senior Secured Facilities will be unconditionally guaranteed (the “Subsidiary Guarantees”) by (a) each subsidiary of the Company listed on Schedule A (each an “Initial Subsidiary Guarantor”)[1]  and (b) each newly-formed or after-acquired direct or indirect domestic subsidiary of the Company (excluding FMCC and its subsidiaries and subject, in the case of any bona fide joint venture, to any contractual limitation) having a Net Book Value of assets in excess of $500,000,000 and in which (i) the Company holds, directly or indirectly, at least an 80% voting or economic ownership interest and (ii) the remaining ownership interest is not publicly held (each an “Additional Subsidiary Guarantor”, together with the Initial Subsidiary Guarantors, collectively the “Subsidiary Guarantors”). All obligations of the Borrowing Subsidiaries under the Revolving Facility will be unconditionally guaranteed by the Company (collectively with the Subsidiary Guarantees, the “Guarantees”; the Company in its capacity as a guarantor together with the Subsidiary Guarantors, collectively, the “Guarantors”).

[1]	Expected to include direct and indirect domestic subsidiaries which, together with the Company, constitute approximately 90% of the Company’s domestic automotive assets (excluding automotive cash).

Administrative Agent:	JPMorgan Chase Bank, N.A. will act as the administrative agent (the “Administrative Agent”) for a syndicate of financial institutions reasonably acceptable to the Company.

Collateral Trustee:	[TBD] will act as the collateral trustee for all holders of Covered Obligations and Permitted Second Lien Debt (the “Collateral Trustee”).

Facilities and Availability:
A term loan facility of up to $7,000,000,000 (the “Term Loan B Facility”) and a revolving credit facility with commitments of up to $8,000,000,000 (the “Revolving Facility”; together with the Term Loan B Facility and any Incremental Facility (defined below), the “Senior Secured Facilities”) in an aggregate principal amount of up to $15,000,000,000.

Loans under the Term Loan B Facility are referred to herein as the “Term Loans” and the lenders under the Term Loan B Facility are collectively referred to herein as the “Term Lenders”.

Commitments under the revolving credit facility are referred to herein as the “Revolving Commitment” and the loans under the Revolving Facility as the “Revolving Loans”, together with the Term Loans, the “Loans”. Lenders with commitments under the Revolving Facility are collectively referred to herein as the “Revolving Lenders”, together with the Term Lenders, collectively referred to herein as the “Lenders”.

Loans under the Revolving Facility will be available to (a) the Company and the Domestic Borrowing Subsidiaries in U.S. dollars and (b) to the Foreign Borrowing Subsidiaries in U.S. dollars or in Canadian dollars, Euros, Swedish Krona and Sterling (“Eligible Currencies”), as the case may be, pursuant to structural provisions (including subfacilities and sublimits where relevant) to be mutually agreed.

The full amount of the Term Loan B Facility must be drawn by the Company in a single drawing on the Closing Date. Loans under the Revolving Facility will be available to the Borrowers on and after the Closing Date and at any time prior to the Scheduled Termination Date (defined below), in minimum principal amounts of $50,000,000.

Amounts repaid or prepaid under the Term Loan B Facility may not be reborrowed. Amounts repaid under the Revolving Facility may be reborrowed.
Maturity and Amortization:
The Term Loan B Facility will mature on the day that is seven years after the Closing Date and will amortize in equal quarterly installments in aggregate annual amounts equal to 1% of its original principal amount, with the balance payable on the final maturity date.

The Revolving Facility will mature, and commitments thereunder will terminate, on the day that is five years after the Closing Date (as extended from time to time, the “Scheduled Termination Date”).
Incremental Facilities:
The Company shall be permitted to add one or more incremental term loan facilities to the Senior Secured Facilities (“Incremental Term Loan Facility”), increase commitments under the Revolving Facility and/or add an additional revolving credit facility (an “Incremental Revolving Facility”) (collectively referred to as “Incremental Facilities”; the related obligations thereunder, the “Incremental Covered Debt”) and/or execute a separate agreement or other instrument in respect of the foregoing; provided that:

(a)   no Lender will be required to participate in any such Incremental Facility;

(b)   no default or event of default exists or would exist after giving effect thereto;

(c)   the Borrowing Base Coverage Ratio, after giving pro forma effect to the incurrence and application of proceeds thereof, is at least 1.00 to 1.00 (assuming, in the case of any Incremental Revolving Facility, that such facility is fully drawn);

(d)  any such Incremental Revolving Facility shall have a final maturity not earlier than the Scheduled Termination Date at such time;

(e)   any such Incremental Term Loan Facility shall have (i) a final maturity not earlier than the maturity of the Term Loans and (ii) a weighted average life to maturity as of the closing date of such facility that is longer than the weighted average life to maturity of the Term Loans; and

(f)   all other terms of any such Incremental Facility shall be consistent with (or no less favorable to the Company in any material respect than) the terms of the Revolving Facility or the Term Loans, as applicable (except with respect to interest rates, fees, any no call feature and call premiums, which, in each case as applicable, shall be determined by the Company and the lenders thereunder); provided that if such terms are less favorable to the Company than the terms of the Revolving Facility or Term Loans the Senior Secured Facilities shall be amended to include such terms.

Competitive Loans:
The Company shall have the option to request that the Revolving Lenders bid for loans in an amount at any one time outstanding not to exceed the unused amount of the Revolving Facility (collectively, the “Competitive Loans”) bearing interest at an absolute rate or a margin over LIBOR, with specified maturities ranging from 7 to 360 days. Each Revolving Lender shall have the right, but not the obligation, to submit bids at its discretion. The Company, by notice given four business days in advance in the case of LIBOR rate bids and one business day in advance in the case of absolute rate bids, shall specify the proposed date of borrowing, the interest period, the amount of the Competitive Loan and the maturity date thereof, the interest rate basis to be used by the Revolving Lenders in bidding and such other terms as the Company may specify. The Administrative Agent shall advise the Revolving Lenders of the terms of the Company’s notice, and, subject to acceptance by the Company, bids shall be allocated to each Revolving Lender in ascending order from the lowest bid to the highest bid acceptable to the Company. Availability under the Revolving Facility shall be reduced by the aggregate amount of outstanding Competitive Loans from time to time.

Swingline Loans:
$2,000,000,000 of the Revolving Facility will be available to the Company or any Domestic Borrowing Subsidiary in the form of a swingline facility under which the Company or any Domestic Borrowing Subsidiary may make short-term borrowings in U.S. dollars directly from each Swingline Lender (Loans thereunder, “Swingline Loans”). Swingline Loans will be made by one or more Lenders (as agreed from time to time by such Lenders and the Company) (in such capacity, a “Swingline Lender”) on a non-pro rata basis. Swingline Loans shall bear interest at the ABR or as otherwise agreed by the related Swingline Lender and the Company and will be repaid within 10 business days (or such earlier date as agreed among the Company and the applicable Swingline Lender). Any such swingline borrowings will reduce availability under the Revolving Facility on a dollar-for-dollar basis. Upon notice from the Swingline Lender at any time, the Revolving Lenders will be unconditionally obligated to purchase participations in any swingline loan pro rata based upon their commitments under the Revolving Facility.

Letters of Credit:
$2,000,000,000 of the Revolving Facility (as such amount may be increased as described below, the “LC Sublimit”) will be available to the Company (on its own behalf or on behalf of (and as a joint applicant with) any subsidiary of the Company) in the form of letters of credit or bank guarantees (collectively, “Letters of Credit”). Letters of credit outstanding as of the Closing Date that have been issued by Revolving Lenders will, if agreed by the Company and the relevant Revolving Lender, be deemed to be Letters of Credit issued under the Revolving Facility for all purposes. Letters of Credit will be issued by one or more Lenders (as agreed from time to time by such Lenders and the Company) (in such capacity, the “Issuing Banks”). Letters of Credit will be denominated in either U.S. dollars or Eligible Currencies. The Company will, not later than the fifth business day prior to the Scheduled Termination Date, cash collateralize for the account of the relevant Issuing Bank any Letter of Credit that has an expiration date that occurs after the Scheduled Termination Date.

Drawings under any Letter of Credit shall be reimbursed by the Company within one business day after notice from the Issuing Bank that it has disbursed an amount thereunder. The Revolving Lenders will be irrevocably and unconditionally obligated to acquire participations in each Letter of Credit, pro rata in accordance with their commitments under the Revolving Facility, and to fund such participations at the request of the relevant Issuing Bank if the Company does not reimburse an Issuing Bank for drawings in accordance with the requirements of the Revolving Facility.

The Company may from time to time by notice to the Administrative Agent increase the LC Sublimit; provided that no Issuing Bank shall be required to increase its commitment to issue Letters of Credit without its consent and the LC Sublimit shall never exceed the Revolving Commitment then in effect.

Interest Rates and Fees:	As set forth on Annex A hereto.

Extension Option:
At any time and from time to time, the Company may request one-year or two-year extensions of the maturity date of the Revolving Facility so long as no default or event of default has occurred and is continuing as of the date of such request. Revolving Lenders will be required to respond to an extension request within 30 days of receipt of such request. The failure of any Revolving Lender to respond within such time period shall be deemed to be a denial of such request. If Revolving Lenders representing a majority of the Revolving Commitment approve such request, the Scheduled Termination Date shall be extended to the date specified in the Company’s extension request. The extension shall only be effective with respect to the Revolving Lenders approving the request and any declining Revolving Lender’s commitment will continue until the Scheduled Termination Date in effect prior to such extension; provided that the Company shall have the option to terminate any declining Revolving Lender’s commitment prior to such expiration date and repay any outstanding Revolving Loans of such Revolving Lender on a non pro rata basis.

Security:
The Covered Obligations will be secured by (a) a pledge of the capital stock or other ownership interest in each subsidiary or affiliate of the Company listed on Schedule B and (b) perfected security interests in the assets of the Company and each Guarantor listed or described on Schedule C (the foregoing collateral, the “Collateral”). The Company and each Guarantor that grants a security interest to secure Covered Obligations is referred to herein as a “Grantor” and collectively as the “Grantors.”

The aggregate amount of Covered Obligations constituting debt for borrowed money secured by PDMP (such Covered Obligations, the “PDMP Capped Obligations”) shall be limited to the maximum amount permitted under the Company’s existing public debt indentures (collectively, the “Existing Indenture” and the notes issued thereunder, the “Existing Notes”) without requiring such debt outstanding thereunder to be secured on an equal and ratable basis (such amount, the “PDMP Capped Amount”).

Obligations under any Permitted Second Lien Debt shall be secured by the Collateral on a second priority basis, subject to the limitation set forth in the preceding paragraph.

All of the above-described pledges, security interests and mortgages shall be created pursuant to a trust agreement (the “Collateral Trust Agreement”) which shall be for the benefit of, and govern the security interests granted to, the holders of all Covered Obligations and any Permitted Second Lien Debt.

The Collateral Trust Agreement shall include the following terms:

(a)    A collateral allocation “waterfall” for application of Collateral proceeds to the Covered Obligations and Permitted Second Lien Debt as outlined below:

(i)  Proceeds of PDMP Collateral shall be applied:

▪  first, to principal, interest, fees and premiums, if any, on Term Loans to the extent the same are then due and payable and constitute PDMP Capped Obligations, up to the PDMP Capped Amount; and

▪  second, to reimbursement obligations (including obligations to cash collateralize undrawn letters of credit), termination amounts in respect of Designated Hedging Obligations, amounts due under Designated Cash Management Obligations, and interest and fees thereon, in each case to the extent the same are then due and payable and do not constitute PDMP Capped Obligations and do not constitute Permitted First Lien Non-Loan Exposure; and

▪  third, to reimbursement obligations (including obligations to cash collateralize undrawn letters of credit), termination amounts in respect of Designated Hedging Obligations, amounts due under Designated Cash Management Obligations, and interest and fees thereon, in each case to the extent the same are then due and payable that constitute Permitted First Lien Non-Loan Exposure and do not constitute PDMP Capped Obligations; and

▪  fourth, to the extent that PDMP Capped Obligations have been paid in full and were less than the PDMP Capped Amount, to Permitted Second Lien Debt up to the remaining PDMP Capped Amount.

(ii)  Proceeds of non-PDMP Collateral shall be applied:

▪  first, to expenses of the Administrative Agent and the Collateral Trustee, including enforcement expenses;

▪  second, ratably to holders of Covered Debt that received less than a pro rata repayment from the application of PDMP Collateral proceeds set forth above, but only to the extent necessary to “true-up” holders for such deficiency;

▪  third, to any remaining Covered Debt that constitute principal, interest, fees and premiums, if any, reimbursement obligations (including obligations to cash collateralize undrawn letters of credit) under the Senior Secured Facilities, reimbursement obligations (including obligations to cash collateralize undrawn letters of credit) in respect of Permitted First Lien Non-Loan Exposure, termination amounts in respect of Designated Hedging Obligations in respect of Permitted First Lien Non-Loan Exposure, amounts due under Designated Cash Management Obligations in respect of Permitted First Lien Non-Loan Exposure, and interest and fees thereon, in each case to the extent the same are then due and payable;

▪  fourth, to all other amounts constituting Covered Debt, such as indemnities and increased costs, to the extent the same are then due and payable; and

▪  fifth, to (x) any remaining Covered Obligations that constitute termination amounts in respect of other Designated Hedging Obligations, amounts due under other Designated Cash Management Obligations, any other amounts such as indemnities and increased costs, and interest and fees thereon, and (y) Permitted Second Lien Debt, in each case to the extent the same are then due and payable.

(iii)  For the avoidance of doubt, the Covered Debt shall be pari passu and, after giving effect to the “waterfall” outlined above, if any holder of the Covered Debt receives less than a ratable recovery from the Collateral, the Collateral Trustee, indenture trustee and Administrative Agent shall adjust distributions and/or facilitate the purchase and sale of participations among the holders of the Covered Debt to enable each holder to receive a ratable recovery;

(b)   Customary remedies for secured parties; provided that no such remedies against the Collateral will be enforceable prior to the acceleration of all amounts due in respect of the Senior Secured Facilities (other than the Incremental Facilities to the extent evidenced by a separate agreement or other instrument), the Incremental Facilities (to the extent evidenced by a separate agreement or other instrument) or the Permitted Additional Notes;

(c)   Automatic release of all of the Collateral and Guarantees (other than the Guarantee by the Company of the obligations of the Borrowing Subsidiaries) upon request by the Company and satisfaction of Collateral Release Condition (the date on which such release occurs, the “Collateral Release Date”); provided however that any guarantees and liens with respect to other Covered Obligations and Permitted Second Lien Debt are released concurrently therewith;

(d)   Automatic release of security interests and/or guarantees upon sale of any Collateral or sale/merger/disposition of any Grantor (including without limitation in connection with the grant of specified consensual Permitted Liens, other than in respect of any Permitted Second Lien Debt), in each case not otherwise prohibited by the credit documentation;

(e)   In addition to the covenants set forth herein, ability to add additional collateral (with corresponding credit in the Borrowing Base in the manner set forth on Schedule D) or Grantors; and

(f)    Intercreditor provisions applicable to any Permitted Second Lien Debt customary for “silent” second lien debt and customary intercreditor voting provisions to be agreed.

Voluntary Prepayments/ Reductions in Commitments:
Optional prepayments shall be applied to the Revolving Loans and/or the Term Loans at the Company’s discretion.

Optional prepayments of borrowings under the Revolving Facility and optional reductions of the unutilized portion of the Revolving Facility commitments will be permitted at any time, in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR loans other than on the last day of the relevant interest period.

Competitive Loans may not be prepaid without the consent of the relevant Lender.

At any time after the second anniversary of the Closing Date, optional prepayments of the Term Loans will be permitted, at any time, in minimum principal amounts to be agreed upon; provided that the Term Loans shall be subject to a 2% prepayment premium after the second anniversary of the Closing Date through and including the third anniversary of the Closing Date and a 1% prepayment premium after the third anniversary of the Closing Date through and including the fourth anniversary of the Closing Date. Notwithstanding the foregoing, prior to the second anniversary of the Closing Date, the Company may prepay the Term Loans at par plus the Applicable Premium as of the date of repayment (including any repayment that occurs during such period in connection with acceleration of the Term Loans or after the commencement of a voluntary bankruptcy proceeding by the Company). Any prepayment of the Term Loans shall be applied ratably among the Term Lenders.

Mandatory Prepayments:
As described in the Asset Sale Covenant. The requirement to make mandatory prepayments of the Term Loans and Permitted Additional Notes means that the Company shall prepay the Term Loans (including any loans under the Incremental Term Loan Facility) and shall make an offer to repurchase Permitted Additional Notes at par on a pro rata basis (it being understood that the Company shall be entitled to retain the portion of such required mandatory prepayment allocable to holders of Permitted Additional Notes that decline any such offer).

Representations and Warranties:
The following to be made on the Closing Date and in connection with each borrowing:

1.     The consolidated financial statements of the Company included in its Form 10-K, as amended on or before the Closing Date, for the twelve month period ended December 31, 2005 (“2005 10-K Report”) and in its Form 10-Q for the three and nine month periods ended September 30, 2006 filed with the SEC present fairly, in all material respects, in accordance with GAAP, the financial condition and results of operations of the Company and its subsidiaries as of, and for, (x) the twelve month period ended on December 31, 2005 and (y) the three and nine month periods ended September 30, 2006, respectively; provided that the foregoing representation shall not be deemed to have been materially incorrect if, in the event of a subsequent restatement of such financial statements, the changes reflected in such restatement(s) are not materially adverse to the rights and interests of the Lenders under the credit documents (taking into account the creditworthiness of the Company and its subsidiaries, taken as a whole, and the value of the Borrowing Base at such time);

2.     Between the date of filing with the SEC of the Company’s Form 10-Q for the three and nine month periods ended September 30, 2006 and the Closing Date, there has been no development or event which has had a Material Adverse Effect;

3.     Each Borrower and each Guarantor is duly organized, validly existing; has the power and authority to conduct the business in which it is engaged; is qualified and in good standing in each jurisdiction where it is required to be so qualified and in good standing, except to the extent all failures with respect to the foregoing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

4.     Each Borrower and each Guarantor has the requisite power and authority to execute, deliver and perform its obligations under the credit documents and has taken all necessary corporate action to authorize the execution, delivery and performance thereof and has duly executed and delivered each credit document to which it is a party and each such credit document constitutes a legal, valid and binding obligation of such person enforceable in accordance with its terms (except as may be limited by applicable bankruptcy/insolvency law);

5.     Execution, delivery and performance of the credit documents do not violate any requirement of law or contractual obligation, except to the extent all violations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

6.     Except as set forth in the most recent Form 10-K or 10-Q of the Company filed with the SEC as of the Closing Date, no litigation, investigation, proceeding or arbitration is pending, or to the best of the Company’s knowledge, is threatened against the Company and any Significant Guarantors as of the Closing Date that could reasonably be expected to have a Material Adverse Effect;

7.     No part of the Loans will be used in violation of Federal Reserve regulations;

8.     No Borrower or Guarantor is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended;

9.     The Company and its subsidiaries are in compliance with all material provisions of ERISA, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect;

10.   Each security agreement, pledge agreement or mortgage is effective to create a legal, valid and enforceable security interest in the Collateral described therein; provided that the foregoing representation shall not be deemed to have been materially incorrect if (i) such agreements are not effective with respect to Collateral having an aggregate Net Book Value of less than $250,000,000, (ii) with respect to real property Collateral, such failure is cured no later than 180 days from the Closing Date or (iii) at any time after the Closing Date, the Borrowing Base Coverage Ratio is at least 1.25 to 1.00 (calculated on a pro forma basis assuming such Collateral for which agreements are not effective is excluded from the Borrowing Base); and

11.   The Company and each mortgaged property, and operations thereon, comply in all material respects with all applicable environmental laws, except to the extent failure to comply would not reasonably be expected to have a Material Adverse Effect.

The following shall be made only on the Closing Date:

1.     The Company and each Initial Subsidiary Guarantor owns, or is licensed to use, all intellectual property necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to own or be licensed could not reasonably be expected to have a Material Adverse Effect;

2.     The Company and each Initial Subsidiary Guarantor, as applicable, has title in fee simple to the real property listed on Schedule C-3 and has good title to all of its other property; provided that the foregoing representation shall not be deemed to have been materially incorrect, as of the Closing Date, if (i) the property with respect to which the Company or an Initial Subsidiary Guarantor cannot make such representation has a Net Book Value of less than $250,000,000 or (ii) with respect to defects in title to any real property, such failure is cured no later than 180 days from the Closing Date or such defects in title could not reasonably be expected to detract from the current use or operation of such property in any material respect;

3.     Neither the Company nor any Significant Guarantor is in default under any material agreement or instrument to which such person is a party or by which it or any of its property is bound except where such default could not reasonably be expected to have a Material Adverse Effect; and

4.     The information set forth on Schedules A and B shall be true and correct in all material respects; provided that the foregoing representation shall not be deemed to be materially incorrect unless the failure of such representation to be correct results in property having a Net Book Value in excess of $250,000,000 being excluded from the Borrowing Base.

Conditions Precedent to Initial Borrowing:
Delivery of documentation; delivery of a Borrowing Base Certificate demonstrating pro forma compliance with the Borrowing Base Covenant after giving effect to the requested extension of credit and the use of proceeds thereof; lien searches; customary legal opinions, evidence of authority and secretary’s certificates; payment of required fees and expenses; and delivery of possesory collateral.

Conditions Precedent to Each Borrowing:
The making of each extension of credit under the Senior Secured Facilities, including the initial borrowing thereunder, shall be conditioned upon (a) the accuracy of representations and warranties in all material respects, (b) the absence of events of default on such date and the absence of defaults or events of default immediately after giving effect to the making of such extension of credit and the application of proceeds thereof (it being understood that any borrowing request during the continuance of a default will identify the continuing default(s) and will include a representation that the proceeds of such extension of credit will be applied to cure such default(s) prior to such default(s) becoming an event of default) and (c) pro forma compliance with the Borrowing Base Covenant after giving effect to the requested extension of credit and the use of proceeds thereof (without giving effect to any grace periods).

Affirmative Covenants:
To be limited to the following affirmative covenants.

1.     The Company will deliver audited annual financial statements and unaudited quarterly financial statements within 15 days after the Company is required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (or, if the Company is not required to file annual financial statements or unaudited quarterly financial statements with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, then within 15 days after the Company would be required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it had a security listed and registered on a national securities exchange); provided, that the foregoing time period shall automatically be extended to the earlier of (i) the date that is 5 days prior to the date of the occurrence of any “event of default” (or any comparable term) under any of the Existing Notes as a result of the failure by the Company to provide annual or quarterly financial statements to the extent required under the related indenture and (ii) in the case of audited annual financial statements, within 240 days after the end of the Company’s fiscal year, and in the case of unaudited quarterly financial statements, within 220 days after the end of each of the first three quarterly periods of each fiscal year; provided, further, that the such financial statements shall be deemed to be delivered upon the filing with the SEC of the Company’s Form 10-K or 10-Q for the relevant fiscal period.

2.     The Company will deliver (i) statutory audited consolidated annual financial statements for each of Ford Motor Credit Company, Ford South Africa, Volvo and Land Rover Holdings, (ii) statutory audited annual financial statements for each of Ford Argentina, Ford Canada, Ford Motor Company, S.A .de C.V., Grupo Ford and Land Rover and (iii) to the extent the equity interests of any other Foreign Pledgee have an Eligible Value of greater than $0, the statutory audited annual financial statements for such Foreign Pledgee promptly after the same become available and in any event no later than 240 days after the end of the respective fiscal years of each entity; provided that the only consequence of the failure to deliver such financial statements shall be that the Borrowing Base will be reduced by the amount of the value in the Borrowing Base of the equity of the relevant entity (or, in the case of Grupo Ford, the value in the Borrowing Base of the related intercompany note) until such statements have been delivered.

3.     Concurrently with delivery of the Company’s financial statements, the Company will deliver an officer’s certificate that to the best of such officer’s knowledge, no default or event of default has occurred and is continuing, except as specified in such certificate, and will include a computation of Available Liquidity.

4.     Commencing with the delivery of annual or quarterly financial statements for the second fiscal quarter ended after the Closing Date, the Company will deliver to the Administrative Agent a Borrowing Base certificate (the “Borrowing Base Certificate”) within 10 business days of the delivery of its annual or quarterly financial statements, as applicable, which shall set forth a calculation of the Borrowing Base and the PDMP Ratio as of the end of the most recent fiscal quarter covered by such financial statements; provided, that, if the delivery of financial statements of the Company described in paragraph 1 above is delayed beyond 75 days from the end of the relevant fiscal year (in the case of annual statements) or 50 days from the end of the relevant fiscal quarter (in the case of quarterly statements) the Company shall use internal unaudited balance sheets and income statements as necessary to calculate the Borrowing Base (including the Canadian Borrowing Base, as defined in Schedule D) on an interim basis pending delivery of financial statements, which Borrowing Base calculation shall be delivered by such 75th or 50th days, as applicable (and in such case upon delivery of audited annual or definitive quarterly financial statements, the Company shall recalculate the Borrowing Base using the audited or definitive financial statements, as the case may be, and provide a revised Borrowing Base Certificate within 10 business days following such delivery).

5.     Promptly upon an authorized officer of the Company becoming aware thereof, the Company will give notice of the occurrence of any default or event of default.

6.     The Company will continue to engage primarily in the automotive business and preserve, renew and keep in full force and effect its corporate existence and take all reasonable actions to maintain all rights necessary for the normal conduct of its business except to the extent that failure to do so would not have a Material Adverse Effect.

7.     The Company shall use commercially reasonable efforts to (a) grant a security interest in any newly-formed or after-acquired joint venture (or applicable parent/holdco entity) if the amount recorded by the Company as its investment in such joint venture exceeds $250,000,000 and (b) in the case of any joint venture in which the Company owns at least 80% of the voting or economic interest, to cause such joint venture to become an Additional Subsidiary Guarantor (in each case, it being understood that such efforts shall not require any economic or other significant concession with respect the terms of such joint venture arrangements).

8.     The Company and each Guarantor will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) which the Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created with respect to the Collateral; provided that such further documents and actions are consistent for any particular category of Collateral, with the perfection requirements for such item on the Closing Date or pursuant to the post-closing conditions.

9.     The Company will:

(a)   Within 30 days after the formation of an Additional Subsidiary Guarantor, cause to be executed a joinder agreement by such Additional Subsidiary Guarantor so that such Additional Subsidiary Guarantor becomes a party to the Collateral Trust Agreement as a Grantor and take such steps as the Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created in respect of the Collateral of such Additional Subsidiary Guarantor in a manner consistent with the steps taken to perfect the security interests in assets of the Initial Subsidiary Guarantors in connection with the Closing Date or pursuant to the post-closing conditions;

(b)   subject to the limitations set forth above with respect to joint ventures, within 30 days after formation or acquisition (i) grant or cause to be granted as security interest in 100% of the equity or other ownership interests in any subsequently formed or after-acquired direct or indirect domestic subsidiary of the Company (excluding FMCC and its subsidiaries) so long as the Net Book Value of the ownership interest is in excess of $500,000,000; and (ii) grant or cause to be granted a security interest in at least 66% of the equity or ownership interests in any subsequently formed or after-acquired first-tier foreign subsidiary of the Company so long as the Net Book Value of the ownership interest is in excess of $500,000,000; and

(c)   promptly take such steps as the Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created in such Collateral; provided that no foreign pledge agreements shall be required.

10.   The Company shall use reasonable efforts to deliver to the Collateral Trustee (a) no later than 180 days from the Closing Date for each of Volvo and Ford Mexico a pledge agreement governed by the law of the jurisdiction where such entity is domiciled and an opinion of local counsel as to perfection and enforceability reasonably satisfactory to the Administrative Agent and (b) for each parcel of real property designated on Schedule C-3, (i) either (x) lender’s title insurance policies or (y) title commitments and updated boundary surveys and (ii) opinions of local counsel (the items in this clause (b), the “Real Estate Deliverables”, together with clause (a), collectively the “Post-Closing Deliverables”). If any of the Post-Closing Deliverables are not satisfied within 180 days from the Closing Date (i) the Applicable Margin and the coupon for the Permitted Additional Notes shall be increased by 0.25% until such time as all outstanding Post-Closing Deliverables are delivered and (ii) the Borrowing Base will be reduced by the amount of the value in the Borrowing Base of the relevant real estate or equity of the relevant entity for which a Post-Closing Deliverable is outstanding, it being understood that the failure to deliver any of the Post-Closing Deliverables shall not constitute a default or an event of default.

11.   Within 60 days of the occurrence thereof, the Company will notify the Collateral Trustee and the Administrative Agent of any changes to the name, jurisdiction of incorporation or legal form of the Company or any Guarantor.

12.   The Company will, and will cause each Significant Guarantor to maintain, as appropriate, with insurance companies that the Company believes (in the good faith judgment of the management of the Company) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in amounts (after giving effect to any self-insurance which the Company believes (in the good faith judgment of management of the Company) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Company believes (in the good faith judgment or the management of the Company) are reasonable in light of the size and nature of its business.

Negative Covenants:
To be limited to the following negative covenants.

1.     Negative pledge and sale leaseback covenants consistent with the Existing Indenture.

2.     The sum of the Outstanding Amount of (i) Covered Debt and (ii) Permitted Basket Debt at any time shall not exceed the Borrowing Base in effect at such time for any period of five consecutive business days (the “Borrowing Base Covenant”). The Borrowing Base in effect at any particular time shall be determined based upon the most recent Borrowing Base Certificate furnished by the Company at such time.

3.     The Company will not permit Available Liquidity to be less than $4,000,000,000 at any time.

4.     Prior to the Collateral Release Date, the Company will not, nor will it permit or any Guarantor to, create, incur, assume or suffer to exist any Lien upon any of the Collateral except Permitted Liens.

5.     Prior to the Collateral Release Date, none of Volvo, or any of its subsidiaries nor any member of the Restricted Pledgee Group will incur debt for borrowed money or enter into a Material Guarantee except:

(a)   purchase money indebtedness of the type described in clause (vii) of the definition of Permitted Lien;

(b)   working capital facilities entered into in the ordinary course of business;

(c)   debt owing to the Company or any other subsidiary of the Company; provided that any such debt owing from Volvo or any of its subsidiaries or a member of the Restricted Pledgee Group to a subsidiary that is not a Grantor shall be subordinated in right of payment to any debt owing by Volvo or any of its subsidiaries or such member of the Restricted Pledgee Group to a Grantor;

(d)   subsidized loans made, or guaranteed, by a governmental or quasi-governmental entity (including any international organization or agency);

(e)   in the case of any member of the Restricted Pledgee Group, any additional debt for borrowed money; provided that (i) the Borrowing Base Coverage Ratio after giving pro forma effect to the incurrence and application of proceeds thereof is at least 1.15 to 1.00 and (ii) any dividends received by the Company from the proceeds of any such additional debt in excess of $250,000,000 are reinvested in the Company’s business within 15 months or, to the extent not so reinvested, are applied as a mandatory prepayment of the Term Loans and Permitted Additional Notes (which prepayment shall also include payment of an Applicable Premium or prepayment premium that would otherwise be payable at such time in respect of an optional prepayment);

(f)   indebtedness outstanding as of the Closing Date; and

(g)   in the case of Volvo, up to $1,000,000,000 of Material Guarantees, additional secured or unsecured debt for borrowed money outstanding at any time;

provided, in each case, that such permitted debt shall reduce the Eligible Value (but not below zero) of the equity of such entity pledged as Collateral on a dollar-for-dollar basis; provided further that secured debt and secured Material Guarantees incurred pursuant to clause (e) and (g) above shall, without duplication, reduce the Eligible Value (but not below zero) of any intercompany notes of such entity pledged as Collateral on a dollar-for-dollar basis;

6.     The Company will not pay any dividends (other than dividends payable solely in stock) on, or redeem, retire or purchase, for cash consideration, its common stock (including any Class B stock, “Common Stock”), and will not optionally prepay, repurchase, redeem or otherwise optionally satisfy or defease with cash any Material Unsecured Indebtedness or any Permitted Second Lien Debt and, so long as any Term Loans (or any secured refinancing thereof) are outstanding, will not make any cash payments with respect to the conversion value of any convertible debt securities upon the conversion thereof (any such payment, a “restricted payment”), other than:

(a)   repurchases of shares of its Common Stock upon the exercise of any stock options or warrants;

(b)   repurchases of shares of its Common Stock from officers, directors and employees or any executive or employee savings or compensation plans;

(c)   derivatives or forward purchase agreements entered into to hedge obligations to repurchase shares under clauses (a) and (b) above or in connection with the issuance of convertible debt securities;

(d)   any refinancing or exchange of Material Unsecured Indebtedness or any Permitted Second Lien Debt, so long as the terms of the replacement debt or preferred stock, taken as a whole, are not more restrictive to the Company than the debt (or preferred stock, as the case may be) being refinanced (other than with respect to interest rates, premiums and no call periods) and the maturity thereof is no shorter than the debt or preferred stock being refinanced;

(e)   any redemption or other prepayment of Material Unsecured Indebtedness having a scheduled maturity prior to the maturity of the Term Loans; provided that such redemption or prepayment occurs no earlier than the date that is six-months prior to such scheduled maturity;

(f)   any restricted payment in an aggregate amount not to exceed $250,000,000 during any fiscal year and $500,000,000 in the aggregate;

(g)   additional debt redemptions or prepayments in an aggregate amount not to exceed $250,000,000 during any fiscal year and $500,000,000 in the aggregate; and

(h)   additional restricted payments commencing with the 2010 fiscal year in an amount to be agreed.

7.     The Company will not merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person unless no default or event of default is continuing after giving effect to such transaction and (a) it shall be the continuing entity or (b) (i) the person formed by or surviving such merger or consolidation shall be an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia that expressly assumes all the obligations of the Company under the credit documentation pursuant to a supplement reasonably satisfactory to the Administrative Agent, (ii) each Guarantor reaffirms its obligations under the guarantee and security documents and (iii) the Administrative Agent shall have received an opinion of counsel reasonably satisfactory to the Administrative Agent and consistent with the opinion delivered on the Closing Date with respect to the Company.

8.     No Significant Guarantor shall merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person unless (i) a Guarantor or the Company shall be the continuing entity or shall be the transferee of such assets or (ii) in connection with an asset sale permitted below.

9.     Except as provided below and except as restricted by the merger covenant described above, there will be no restrictions on asset sales.

(a)   The sale of receivables or inventory included in the Borrowing Base will only be permitted in the ordinary course of business.

(b)   The sale of all or any portion of the capital stock (including by way of merger), or all or substantially all of the assets, of Jaguar, Land Rover, Aston Martin, Automotive Components Holdings, and/or Automobile Protection Corp., or the sale of the Jaguar or Land Rover tradename, will be permitted; provided that any portion of the Net Cash Proceeds thereof not reinvested in the business of the Company within 15 months shall be applied as a mandatory prepayment of the Term Loans and Permitted Additional Notes; provided further that (i) if Land Rover is not sold with Jaguar in an integrated transaction then, after giving pro forma effect to the sale of Land Rover and the application of the proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.25 to 1.00 and (ii) any sale of the Land Rover tradename shall only be permitted in connection with a sale of all or substantially all of the capital stock or assets of Land Rover.

(c)   The sale of all or any portion of the capital stock (including by way of merger) or the sale (other than in the ordinary course of business) of more than 20% of the then total consolidated assets of Volvo in a single transaction or a series of related transactions will be permitted; provided that (i) after giving pro forma effect to such sale and the application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.25 to 1.00, (ii) the greater of (x) 50% of the Net Cash Proceeds thereof and (y) the amount of such proceeds necessary so that, after giving pro forma effect to such sale and application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.25 to 1.00, shall be applied as a mandatory prepayment of the Term Loans and Permitted Additional Notes and (iii) the remaining Net Cash Proceeds of such sale not reinvested in the business of the Company within 15 months shall be applied as a mandatory prepayment of the Term Loans and Permitted Additional Notes; provided further any sale of the Volvo tradename shall only be permitted in connection with a sale of all or substantially all of the capital stock or assets of Volvo.

(d)   The sale of all or any portion of the capital stock (including by way of merger), or all or substantially all of the assets, of Ford Global Technologies, LLC will not be permitted except as provided in clause (i) of negative covenant 8 above.

(e)   The sale of tradenames Ford, Lincoln, Mercury and Mustang will not be permitted.

(f)   The sale of Other Principal Tradenames will be permitted; provided that (i) after giving pro forma effect to such sale and the application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.00 to 1.00 and (ii) the greater of (x) 50% of the Net Cash Proceeds thereof and (y) the amount of such proceeds necessary so that, after giving pro forma effect to such sale and application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.00 to 1.00, shall be applied as a mandatory prepayment of the Term Loans and Permitted Additional Notes.

(g)   Any combination of the sale by the Company of the shares of FMCC (a “secondary offering”) or the issuance of shares by FMCC to third parties (a “primary offering”) that results in the Company owning, directly or indirectly, not less than 49% of the capital stock of FMCC will be permitted; provided that (i) in the case of a primary offering the Net Cash Proceeds of such sale that are not reinvested by FMCC in its business within 15 months shall be applied as a mandatory prepayment of the Term Loans and Permitted Additional Notes and (ii) in the case of a secondary offering the Net Cash Proceeds thereof in an amount equal to the value in the Borrowing Base of such shares shall be applied as a mandatory prepayment of the Term Loans and Permitted Additional Notes. In addition, if any primary or secondary offering is an initial public offering, the value of the remaining FMCC shares in the Borrowing Base shall thereafter be calculated as 75% of the market value thereof.

(h)   Any sale of PDMP in a single transaction or a series of related transactions having a Net Book Value in excess of $250,000,000 will be permitted; provided that (i) after giving pro forma effect to such sale and the application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.00 to 1.00 and (ii) the maximum value in the Borrowing Base of PDMP is reduced to the extent necessary so that, after giving effect to such sale, the PDMP Ratio is no more than the PDMP Ratio on the Closing Date.

(i)    Any sale of any other Collateral (other than in the ordinary course of business) in a single transaction or a series of related transactions having a Net Book Value equal to or greater than $500 million (each, a “Material Asset Sale”) will be permitted; provided that (i) after giving pro forma effect to such sale and the application of proceeds therefrom, the Borrowing Base Coverage Ratio is at least 1.15 to 1.00 and (ii) any portion of the Net Cash Proceeds thereof not reinvested in the business of the Company within 15 months shall be applied as a mandatory prepayment of the Term Loans and Permitted Additional Notes.

Notwithstanding the foregoing, any asset sale that would otherwise be prohibited by any of the foregoing restrictions relating to a minimum Borrowing Base Coverage Ratio shall be permitted; provided that (i) 100% of the Net Cash Proceeds of such sale are applied to prepay the Term Loans and the Permitted Additional Notes and (ii) at least 75% of the consideration for such sale is in the form of cash or cash equivalents.

Events of Default:
To be limited to the following:

1.     The Company shall fail to pay (a) any principal when due, (b) any interest or facility fee for a period of 5 business days after the same become due and payable or (c) any other amount due and payable under the credit documentation for a period of 30 days after receipt of notice thereof by the Company from the Administrative Agent (other than, in the case of amounts in this clause (c), any such amount being disputed by the Company in good faith);

2.     Any representation or warranty by the Company or any certified statement furnished by the Company, shall prove to have been incorrect in any material respect on or as of the date made or deemed made or certified;

3.     The Company or any Significant Guarantor shall default in the observance or performance of (i) the obligation to timely deliver quarterly or annual financial statements, (ii) the Borrowing Base Covenant or the Minimum Available Liquidity Covenant for a period of 20 consecutive days or (iii) any other covenant which default remains unremedied after notice from the Administrative Agent to the Company and expiry of a 30 day grace period;

4.     The Company or any Significant Guarantor shall default in any payment of principal of or interest on any debt for borrowed money or on account of any guarantee in respect of debt for borrowed money with an outstanding principal amount in the aggregate of $1,000,000,000 or more, beyond the period of grace, if any;

5.     The Permitted Additional Notes, any Incremental Facilities (documented separately from the Senior Secured Facilities), any Permitted Second Lien Debt or debt for borrowed money issued or guaranteed by the Company or any Significant Guarantor with an outstanding principal amount of $1,000,000,000, in the aggregate, or more shall have been accelerated by the holders thereof as a result of a default thereunder;

6.     The Company, any Significant Guarantor, FMCC, Volvo, Volvo Car Holding Corporation, Volvo Car Corporation or Ford Canada shall commence a voluntary bankruptcy proceeding (or the equivalent thereof in Sweden, with respect Volvo, and Canada, with respect to Ford Canada), or there shall be commenced against the Company, any Significant Guarantor, FMCC, Volvo or Ford Canada any involuntary bankruptcy proceeding which remains undismissed, undischarged or unbonded for a period of 90 days (or the equivalent thereof in Sweden, with respect Volvo, and Canada, with respect to Ford Canada);

7.     One or more judgments or decrees shall be entered in the United States against the Company or any Significant Guarantor that is not vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days, and involves a liability of either (a) $100,000,000 (or the foreign currency equivalent thereof) or more, in the case of any single judgment or decree or (b) $200,000,000 (or the foreign currency equivalent thereof) or more in the aggregate;

8.     (a) More than 50% in the voting power of the voting securities of the Company shall be held by a person or persons (other than Permitted Holders) who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Company within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 or (b) Continuing Directors shall not constitute at least a majority of the board of directors of the Company;

9.     The Collateral Trust Agreement or any security document shall cease to be in full force and effect, or any lien thereunder shall cease to be enforceable, with respect to Collateral with a Net Book Value in excess of $250,000,000; provided that the foregoing event of default shall only be applicable if the Borrowing Base Coverage Ratio (calculated on a pro forma basis assuming such Collateral is not in the Borrowing Base) is less than 1.25 to 1.00;

10.   The guarantee of any Significant Guarantor or of the Company shall cease to be in full force and effect; or

11.   (a) (i)Any ERISA plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period has been sought and rejected under Section 412 of the Internal Revenue Code; (ii) any plan is or shall have been terminated or is the subject of termination proceedings under ERISA; (iii) the PBGC shall have terminated a plan or appointed a trustee to administer any plan; (iv) any plan shall have an accumulated funding deficiency which has not been waived; or (v) the Company or any ERISA affiliate has incurred a liability to or on account of a plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Internal Revenue Code; and (b) any of the foregoing has had a Material Adverse Effect.

Voting:
Amendments and waivers (including amendments, modifications or waivers in respect of the Borrowing Base Covenant, underlying definitions or applicable advance rates) will require the approval of Lenders holding a majority of the aggregate amount of loans and commitments under the Senior Secured Facilities, except that (a) the consent of each Lender directly and adversely affected thereby shall be required with respect to (i) increases in commitments, (ii) reductions of principal, interest rates or fees, (iii) extensions of scheduled amortization or final maturity, (iv) releases of liens on all or substantially all of the Collateral or all or substantially all of the Guarantees (other than in connection with any sale of Collateral or of a Guarantor otherwise not prohibited under the credit documentation) and (v) any amendment of the allocation of priorities in the waterfall provisions under the Collateral Trust Agreement and (b) the consent of 100% of the Lenders will be required with respect to modifications to any of the voting percentages.

If an amendment requiring unanimous consent is consented to by at least 66 2/3% of the Lenders, then the Company shall have the right to (a) terminate the commitment (if any) of any Lender(s) which did not consent to the amendment requested by the Borrowers and repay such non-consenting Lender’s loans or (b) direct any such non-consenting Lender to assign its commitment to a replacement Lender or other lender; provided that in either case the Company shall satisfy the applicable Loans at par and shall pay (x) the Applicable Premium as of the date of replacement in the case of Term Loans terminated or replaced on or prior to the second anniversary of the Closing Date or (y) any prepayment premium in the case of Term Loans repaid or replaced after the second anniversary, but on or prior to the fourth anniversary, of the Closing Date.

Cost and Yield Protection:
Standard yield protection and indemnification including capital adequacy requirements will be incorporated that will satisfactorily compensate the Lenders in the event that any changes in law, requirement, guideline or request of relevant authorities shall increase costs, reduce payments or earnings, or increase capital requirements.

Assignments and Participations:
The Revolving Lenders will be permitted to assign Revolving Loans with the consent of (a) the Company (except for assignments during the existence of any payment or bankruptcy event of default or to other Lenders under the Revolving Facility and their affiliates and approved funds), (b) the Administrative Agent (except for assignments to other Lenders under the Revolving Facility and their affiliates and approved funds), (c) the Material Issuing Banks (except for assignments to other Lenders under the Revolving Facility and their affiliates and approved funds) and (d) the Material Swingline Lenders (except for assignments to other Lenders under the Revolving Facility and their affiliates and approved funds), in each case, not to be unreasonably withheld.

The Term Lenders will be permitted to assign Term Loans with the consent of (a) the Company (except for assignments during the existence of any payment or bankruptcy event of default or to other Lenders and their affiliates and approved funds) and (b) the Administrative Agent (except for assignments to other Lenders and their affiliates and approved funds), in each case, not to be unreasonably withheld.

Each assignment (except to other Lenders or their affiliates) will be in a minimum amount of (a) $10,000,000 in respect of loans and commitments under the Revolving Facility; provided that, if such assignment is of less than all of such assigning Lender’s commitment, after giving effect thereto, the assigning Lender must have a commitment of not less than $10,000,000, and (b) $1,000,000 in respect of loans and commitments under the Term Loan B Facility. Assignments will be by novation and will not be required to be pro rata among the Senior Secured Facilities. The Administrative Agent shall receive a processing and recordation fee of $3,500 in connection with all assignments.

The Lenders will be permitted to participate loans and commitments without restriction; provided that no later than January 31st of each year, such Lender participating any loans or commitments shall provide notice to the Company of any participations of its Loans during the preceding calendar year (it being understood that any failure to provide notice shall not render the participation invalid). Voting rights of participants shall be limited to matters in respect of (a) increases in commitments, (b) reductions of principal, interest or fees, (c) extensions of scheduled amortization or final maturity and (d) certain releases of Collateral or material Guarantees.

Expenses and Indemnification:
The Company shall pay if the Closing Date occurs, all reasonable out-of-pocket expenses of the Administrative Agent and the Collateral Trustee associated with the syndication of the Senior Secured Facilities and the preparation, execution, delivery and administration of credit documentation and any amendment or waiver with respect thereto (including, without limitation, the reasonable fees, disbursements and other charges of Weil, Gotshal & Manges LLP, one primary counsel to the Collateral Trustee and one local counsel in each relevant jurisdiction to be shared by the Administrative Agent and the Collateral Trustee). In connection with any enforcement of the credit documentation, the Company shall pay all reasonable out-of-pocket expenses of the Administrative Agent and the Collateral Trustee constituting fees, disbursements and other charges of one primary counsel for the Administrative Agent, which counsel shall act on behalf of all Lenders, and one primary counsel for the Collateral Trustee (and if necessary or advisable one local counsel in each relevant jurisdiction to be shared by the Administrative Agent and the Collateral Trustee); provided that in the event of any conflict, one additional primary counsel (and if necessary or advisable one additional local counsel in each relevant jurisdiction) to the Collateral Trustee and one additional primary counsel (and if necessary or advisable one additional local counsel in each relevant jurisdiction) to represent all Lenders (other than the Administrative Agent).

The Company will indemnify the Administrative Agent, the Collateral Trustee, the Lenders and their affiliates, and the officers, directors, employees, affiliates, agents and controlling persons of the foregoing, and hold them harmless from and against all costs, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) and liabilities of any such indemnified person arising out of or relating to any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto or whether such claim, litigation, or other proceeding is brought by a third party or by the Company or any of its affiliates) that relate to the credit documentation; provided that no indemnified person will be indemnified for its (or any of its related party’s) gross negligence, willful misconduct or breach of the credit documentation.

Governing Law and Forum:	New York.

Annex A
Interest Rates and Fees

Interest Rates:	The interest rates under the Senior Secured Facilities will be as follows:

Term Loan B Facility:

At the option of the Company, Adjusted LIBOR plus the Applicable Margin or ABR plus the Applicable Margin.

Revolving Facility:

In the case of loans denominated in U.S. Dollars, Adjusted LIBOR plus the Applicable Margin or at the option of the Company, ABR plus the Applicable Margin; provided that swingline loans will bear interest at ABR plus the Applicable Margin or at such lower rate as offered by any Swingline Lender.

[TBD for Eligible Currencies]

As used herein:

“Adjusted LIBOR” means the London interbank offered rate, adjusted for statutory reserve requirements.

“ABR” means the higher of (i) [_______]’s Prime Rate and (ii) the Federal Funds Effective Rate plus 1/2 of 1%.

“Applicable Margin” means: (a) with respect to Revolving Facility (including Swingline Loans), (i) ___%, in the case of ABR Loans and (ii) ___%, in the case of Eurodollar Loans and (b) with respect to the Term Loan B Facility; (i) ___% in the case of ABR Loans and (ii) ___% in the case of Eurodollar Loans. Following delivery of financial statements for the first full fiscal quarter of the Company completed after the Closing Date, the Applicable Margin for the Revolving Facility will be determined by reference to the pricing grid to be agreed.[2]

Adjusted LIBOR borrowings may be made for interest periods of 1, 2, 3 or 6 and, if agreed to by the Lenders, 9 or 12 months or a shorter period, as selected by the applicable Borrower.

[2]	The applicable tier as of the Closing Date will be the highest tier (highest pricing).

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Interest on loans and all fees will be payable in arrears on the basis of a 360-day year (calculated on the basis of actual number of days elapsed); provided that interest on (a) ABR loans, when based on [____]’s Prime Rate will be payable in arrears on the basis of a 365-day year (or a 366-day year in a leap year), calculated on the basis of the actual number of days elapsed, and (b) Loans denominated in Eligible Currencies will payable pursuant to terms to be agreed. Interest will be payable on Adjusted LIBOR loans on the last day of the applicable interest period (and at the end of each three months, in the case of interest periods longer than three months) and upon prepayment, and on ABR loans quarterly and upon prepayment.

Default Rate:
With respect to overdue principal, the applicable interest rate plus 2.00% per annum and, with respect to any other overdue amount, the interest rate applicable thereto or, otherwise, the interest rate applicable to ABR loans plus 2.00% per annum.

Letter of Credit Fees:
A per annum fee equal to the Applicable Margin over Adjusted LIBOR under the Revolving Facility in effect from time to time will accrue on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable in arrears at the end of each quarter and upon termination of the Revolving Facility. Such fees shall be distributed to Revolving Lenders pro rata in accordance with their commitments under the Revolving Facility. In addition, the Company shall pay to each Issuing Bank, for its own account, (a) a fronting fee to be agreed directly with the relevant Issuing Bank upon on the aggregate undrawn and unexpired face amount of outstanding letters of credit, and (b) the Issuing Bank’s customary issuance and administration fees as agreed by the Company.

Facility Fee:
The Company shall pay a facility fee of [ ]% per annum on the amount of the Revolving Commitment (whether used or unused) and, after the termination of the Revolving Commitment, on the Outstanding Amount of the Revolving Facility, payable quarterly in arrears. Following delivery of financial statements for the first full fiscal quarter of the Company completed after the Closing Date, the facility fee will be determined by reference to a pricing grid to be agreed upon.

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Annex B
Certain Defined Terms

“Applicable Premium” means, as of any date of determination, the present value at such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, of (a) the prepayment premium applicable to the Term Loans of the applicable Term Lenders on the first day after the second anniversary of the Closing Date, plus (b) all interest that would accrue on such Term Loans from such date to the first day after the second anniversary of the Closing Date, computed using the Eurodollar Rate for an Interest Period of three months plus the Applicable Margin for the Term Loans on such date.

“Available Liquidity” means, as of any date of determination, the sum of the following: (a) the available unused commitments under the Revolving Facility (including any unused commitment under an Incremental Revolving Facility) as of such last day plus (b) “automotive gross cash” reported in Item 7 of the Company’s most recent Form 10-K or Item 2 of the Company’s most recent Form 10-Q filed with the SEC (excluding such amounts held by subsidiaries of the Company that are not domiciled in the United States).

“Borrowing Base” means, the aggregate of the Borrowing Base Amounts calculated for each category of Eligible Collateral in accordance with Schedule D.

“Borrowing Base Coverage Ratio” means at any time the ratio of (a) the Borrowing Base at such time (adjusted on a pro forma basis to the extent and in the manner required by the agreement) to (b) the sum of (i) the Outstanding Amount of Covered Debt at such time (giving effect to any application of proceeds to the extent required or permitted by the agreement), (ii) the Outstanding Amount of Permitted Basket Debt in excess of $100,000,000 and (iii) the unused Revolving Commitment (including any unused commitment under an Incremental Revolving Facility).

“Collateral Release Condition” means (a) the senior long-term unsecured debt of the Company is rated at least investment grade by at least two of the following three rating agencies: Fitch, Moody’s and S&P and (b) the Term Loans and any loans under the Incremental Term Loan Facility shall have been paid in full.

“Continuing Director” means, at any date, an individual (a) who is a member of the board of directors of the Company on the Closing Date, (b) who has been elected as a member of such board of directors with a majority of the total votes of Permitted Holders that were cast in such election, or (c) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Covered Debt” means, collectively, the Senior Secured Facilities (including any Incremental Facilities), any Permitted Additional Notes and Permitted First Lien Non-Loan Exposure.

“Covered Obligations” means, collectively, Covered Debt, Designated Hedging Obligations and Designated Cash Management Obligations.

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“Designated Cash Management Obligations” means obligations of the Company or any subsidiary to banks, financial institutions, investment banks and others in respect of banking, cash management, custody and other similar services designated by the Company from time to time as constituting Designated Cash Management Obligations.

“Designated Hedging Obligations” means the direct obligations of the Company, and the obligations of the Company as a guarantor of any subsidiary’s obligations, to counterparties designated by the Company from time to time as constituting Designated Hedging Obligations under or in connection with any of the following: (a) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (b) which is a type of transaction that is similar to any transaction referred to in clause (a) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made.

“Lien” means any mortgage, pledge, lien, security interest, charge, statutory deemed trust, conditional sale or other title retention agreement or other similar encumbrance.

“Material Adverse Effect” means with respect to the Company, a material adverse effect on (a) the financial condition of the Company and its subsidiaries taken as a whole or (b) the validity and enforceability of the credit agreement any of the other loan documents or the rights and remedies of the Administrative Agent, the Collateral Trustee and the Lenders thereunder.

“Material Guarantee” means a guarantee in respect of debt for borrowed money with a principal amount in excess of $100,000,000.

“Material Issuing Bank” means any Issuing Bank with a commitment to issue Letters of Credit of $250,000,000 or more.

“Material Swingline Lender” means any Swingline Lender with a commitment to make Swingline Loans in excess of $250,000,000.

“Material Unsecured Indebtedness” means any Existing Notes and any unsecured debt for borrowed money or preferred stock having an aggregate outstanding principal amount or liquidation preference, as the case may be, in excess of $250,000,000.

“Net Book Value” means with respect to (a) assets other than accounts receivable, the gross book value of any asset minus depreciation in respect of such asset and (b) accounts receivable, the gross book value minus any reserves attributable to such receivables.

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“Net Cash Proceeds” means (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, and cash equivalents) received less (b) the sum of:

(i)  the amount, if any, of all taxes paid or estimated to be payable by the Company or any subsidiary or affiliate in connection with such transaction,

(ii)  the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such transaction and (y) retained by the Company or any subsidiary or affiliate,

(iii)  the amount of any indebtedness secured by a Lien on the assets that are the subject of the transaction to the extent that the instrument creating or evidencing such indebtedness requires that such indebtedness be repaid upon consummation of such transaction, and

(iv)  fees and expenses attributable to the transaction.

“Other Principal Tradenames” means each of F-Series and Explorer.

“Outstanding Amount” means, with respect to obligations in respect of borrowed money, the outstanding principal amount thereof; with respect to letters of credit, the undrawn, unexpired face amount thereof plus the unreimbursed drawn amount thereof; with respect to hedging obligations, the amount recorded by the Company as the Company’s termination liability thereunder; with respect to cash management obligations, or guarantees that constitute Permitted First Lien Non-Loan Exposure, the maximum amount thereof (a) that the relevant cash management provider is entitled to assert as such as agreed from time to time by the Company and such provider or (b) the principal amount of the debt being guaranteed or, if less, the maximum amount of such guarantee set forth in the relevant guarantee.

“PDMP” means “Principal Domestic Manufacturing Property” as defined under the Existing Indenture.

“PDMP Ratio” means the ratio of (a) the maximum value of PDMP included in the Borrowing Base at such time to (b) the Net Book Value of all PDMP included in the Collateral at such time.

“Permitted Additional Notes” means notes or other debt issued (or guaranteed) by the Company (a) the terms of which do not provide for any scheduled repayment or mandatory redemption prior to the date that is one year after the maturity date of the Term Loans (other than customary offers to purchase upon a change of control or asset sale event and acceleration rights after an event of default) and (b) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Company than those applicable to the Senior Secured Facilities; provided that, after giving effect to the incurrence and application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.00 to 1.00.

“Permitted First Lien Non-Loan Exposure” means Designated Hedging Obligations, Designated Cash Management Obligations, reimbursement obligations in respect of letters of credit and bank guarantees, guarantees provided by the Company or a Guarantor (including in respect of borrowed money) and other obligations of the Company or a Guarantor that do not constitute debt for borrowed money that have been designated by the Company as “Permitted First Lien Non-Loan Exposure”; provided that after giving pro forma effect to such designation and any application of the proceeds thereof the Borrowing Base Coverage Ratio is at least 1.00 to 1.00.

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“Permitted Holders” means holders of the Company’s Class B Stock on the Closing Date and such other holders from time to time of the Company’s Class B Stock meeting the qualification set forth in clauses (i) through (vii) of subsection 2.2 of Article Fourth of the Company’s Restated Certificate of Incorporation as in effect on the Closing Date.

“Permitted Liens” means:

(i)  Liens for taxes, assessments, governmental charges and utility charges, in each case that are not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP;

(ii)  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business;

(iii)  permits, licenses, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its subsidiaries taken as a whole;

(iv)  leases, licenses, subleases or sublicenses of assets (including, without limitation, real property and intellectual property rights) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its subsidiaries taken as a whole and licenses of trademarks and intellectual property rights in the ordinary course of business;

(v)  pledges or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(vi)  Liens arising from Uniform Commercial financing statement filings (or similar filings) regarding leases entered into by the Company or any of its subsidiaries or in connection with sales of accounts, payment intangibles, chattel paper or instruments;

(vii)  Purchase money Liens on property (other than shares of capital stock or debt) existing at the time of acquisition (including acquisition through merger or consolidation) or to secure the payment of any part of the purchase price thereof or to secure any debt incurred prior to, at the time of, or within 60 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, limited in each case to the property purchased with the proceeds thereof;

(viii)  Liens in existence on the Closing Date; provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of indebtedness secured thereby is not increased (except as otherwise permitted under the credit documentation);

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(ix)  Liens on property or shares of stock of a person at the time such person becomes a subsidiary; provided however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other person becoming a subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any subsidiary;

(x)  Liens on property at the time the Company or a subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any subsidiary; provided however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any subsidiary;

(xi)  any Lien securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any indebtedness secured by any Lien permitted by clause (vii), (viii), (ix), (x), (xv), (xvi) and (xxi) of this definition or this clause (xi) without any change in the assets subject to such Lien;

(xii)  any Lien arising out of claims under a judgment rendered or claim filed so long as such judgments or claims do not constitute an event of default under the credit documents;

(xiii)  any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;

(xiv)  Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts held at such banks or financial institutions or over investment property held in a securities account, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts or securities accounts in the ordinary course of business;

(xv)  Liens created pursuant to (and Liens permitted by) the Collateral Trust Agreement (other than in respect of Permitted Second Lien Debt); provided that (a) the aggregate Outstanding Amount of Incremental Facilities and Permitted Additional Notes at any time shall not exceed the sum of $2,000,000,0003 plus the aggregate principal amount of Term Loans optionally repaid or redeemed or paid at scheduled maturity at such time (including in connection with any refinancing thereof with the proceeds of additional Incremental Facilities or Permitted Additional Notes) and (b) the aggregate Outstanding Amount of Permitted First Lien Non-Loan Exposure shall not exceed $1,500,000,000 at any time;

(xvi)  Liens securing Permitted Second Lien Debt; provided that the Outstanding Amount thereof shall not exceed $4,000,000,000 at any time;

(xvii)  Liens in favor of lessors pursuant to sale and leaseback transactions to the extent the disposition of the assets subject to any such sale and leaseback transaction is permitted under the sale leaseback covenant;

[3]	This amount will be increased by the amount below $7,000,000,000 raised in the initial marketing of the Term Loans.

5

(xviii)  Liens securing indebtedness or other obligations of a subsidiary owing to the Company or a Guarantor;

(xix)  Liens under industrial revenue, municipal or similar bonds

(xx)  Liens on Securities Accounts (other than Liens to secure borrowed money); and

(xxi)  Liens not otherwise permitted by the foregoing clauses securing obligations or other liabilities of the Company or any Guarantor; provided that the Outstanding Amount of all such obligations and liabilities shall not exceed $500,000,000 at any time (“Permitted Basket Debt”).

“Permitted Second Lien Debt” means second lien debt obligations of the Company or any subsidiary that (a) are subject to the terms and conditions of the Collateral Trust Agreement, (b) are on terms, taken as a whole, that are not more restrictive to the Company than the Senior Secured Facilities; and (c) have a final maturity date no earlier than six months after the later of (i) the maturity date of the Term Loans (including any Incremental Term Loans) outstanding at such time and (ii) the maturity of any Permitted Additional Notes, if outstanding at such time.

“Restricted Pledgee Group” means the collective reference to Ford Capital B.V., Ford Espana S.A., Ford Automotive Holdings, Ford Deutschland Holding Gmbh, Grupo Ford S. de R.L. de C.V. (“Grupo Ford”), Ford Motor Company of Canada, Limited (“Ford Canada”), Ford Argentina C.S.A. (“Ford Argentina”) and Ford Motor Company of Southern Africa (Pty) (“Ford South Africa”), and each of their respective subsidiaries (excluding any joint ventures).

“Significant Guarantor” means at any date of determination, each Guarantor of the Company (a) whose total assets at the last day of the four fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements have been delivered were equal to or greater than 10% of the consolidated total automotive assets of the Company and its consolidated subsidiaries at such date plus the amount of the Company’s equity in FMCC or (b) for the purpose of any particular representation, covenant or default, that, when combined with each other Guarantor that has breached such representation or covenant or is the subject of such default, would constitute a Significant Guarantor under the foregoing clause (a).

“Treasury Rate” means, with respect to any date of determination, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the first day after the second anniversary of the Closing Date; provided however, that if the period from such date to the first day after the second anniversary of the Closing Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date to the first date after the second anniversary of the Closing Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Volvo” means Ford VHC AB, a company organized under the laws of Sweden.

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Schedule A
Guarantors

Guarantor Status	Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation
Company	Ford Motor Company	Corporation	Yes	0085730	38-0549190	Delaware
Subsidiary Guarantor	3000 Schaefer Road Company	Corporation	Yes	144453	38-1906301	Michigan
Subsidiary Guarantor	Ford European Holdings, LLC	Limited Liability Company	Yes	2974559	38-3442908	Delaware
Subsidiary Guarantor	Ford Global Technologies, LLC	Limited Liability Company	Yes	3593792	38-6058810	Delaware
Subsidiary Guarantor	Ford Holdings, LLC	Limited Liability Company	Yes	2206682	38-2890269	Delaware
Subsidiary Guarantor	Ford International Capital Corporation*	Corporation	Yes	0673909	38-1885617	Delaware
Subsidiary Guarantor	Ford Mexico Holdings, Inc.*	Corporation	Yes	3281198	38-3563830	Delaware
Subsidiary Guarantor	Ford Motor Service Company	Corporation	Yes	486480	38-3364381	Michigan
Subsidiary Guarantor	Ford Motor Vehicle Assurance Company, LLC	Limited Liability Company	Yes	4083499	38-3419908	Delaware
Subsidiary Guarantor	Ford South America Holdings, LLC	Limited Liability Company	Yes	3080817	38-0549190	Delaware
Subsidiary Guarantor	Ford Trading Company, LLC	Limited Liability Company	Yes	2919002	38-0549190	Delaware
Subsidiary Guarantor	Ford Component Sales, LLC	Limited Liability Company	Yes	2830472	38-3384550	Delaware
Subsidiary Guarantor	Land Rover North America, Inc.	Corporation	Yes	2075961	22-2675556	Delaware
Subsidiary Guarantor	Volvo Cars of North America, LLC	Limited Liability Company	Yes	0906002	31-1814807	Delaware

*   Guaranty has limited recourse to the pledged assets of the relevant entity.

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Schedule B
Equity Interests

Domestic Subsidiary/Affiliate	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
3000 Schaefer Road Company	Ford Motor Company	1	10 Shares Preferred Stock/ 100%	100%
Ford European Holdings, LLC	Ford Motor Company	3	1,001 shares of Common Stock/ 100%	100%
Ford Global Technologies, LLC	Ford Motor Company	[non-certificated membership interest]	Membership Interest/ 100%	100%
Ford Holdings, LLC	Ford Motor Company	[non-certificated membership interest]	Membership Interest/ 100%	100%
Ford International Capital Corporation	Ford Motor Company	3 4	1,000 Class A Voting Common 1,519 Class B Non-voting Common	66%
Ford Mexico Holdings, Inc.	Ford Motor Company	1	1,000 shares of Common Stock/100%	66%
Ford Motor Service Company	Ford Motor Company	1	10 shares of Common Stock/ 100%	100%
Ford Motor Vehicle Assurance Company, LLC	Ford Motor Company	[non-certificated membership interest]	Membership Interest/ 100%	100%
Ford South America Holdings, LLC	Ford Motor Company	[non-certificated membership interest]	Membership Interest/ 100%	100%
Ford Motor Credit Company	Ford Holdings, LLC	3 & 5	250,000 shares of Common Stock/ 100%	100%

2

Ford Trading Company, LLC	Ford Motor Company	[non-certificated membership interest]	Membership Interest/ 100%	100%
Ford Component Sales, LLC	Ford Motor Company	[non-certificated membership interest]	Membership Interest/ 100%	100%
Land Rover North America, Inc.	Ford Motor Company	3	50,875 shares of Common Stock/100%	100%
Volvo Cars of North America, LLC	Ford Motor Company	[non-certificated membership interest]	Membership Interest/ 100%	100%

3

Foreign Subsidiary/Affiliate	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged
Closed Joint Stock Company Ford Motor Company [Ford Motor Company ZAO] (Russia)	Ford Motor Company	[non-certificated shares]	13,720,994 shares of Common Stock/ 99.996%	66%
Ford Capital B.V. (The Netherlands)	Ford Motor Company	114318-369457 1-114317 and 369458-887532	255,140 shares of Euro 454 each 632,392 shares of Euro 102 each	66%
Ford Espana S.A. (Spain)	Ford Motor Company	[non-certificated shares]	53,895,699 quotas/ 99.9999%	66%
Ford Motor Company Brasil Ltda. (Brazil)	Ford Global Technologies, LLC	[non-certificated shares]	770,833,065 Quotas/ 90.995%	66%
Ford Automotive Holdings (England)	Ford International Capital Corporation	[.]	693,773,370 shares of Ordinary Stock/ 100%	66%
Ford Motor Company S.A. de C.V. (Mexico)	Grupo Ford S. de R.L. de C.V.	N/A	12,844,450 Series A 2,374,869,643 Series B 1,981,199,375 Series B 1991 647,946,943 Series B Spec./ 99.9998%	66%
Grupo Ford S. de R.L. de C.V. (Mexico)	Ford Mexico Holdings, Inc.	9	1 social part valued at $2,970/ 99%	66%

4

Ford Deutschland Holdings Gmbh (Germany)	Ford European Holdings, LLC	[non-certificated shares]	1 Ordinary share (77,205,100 euros) 4 Preferred shares (each 100 euros)/ 100%	100%
Ford Motor Company of Canada, Limited (Canada)	Ford Motor Company	C-1 P-1	3,965,806 shares of Common Stock 97,799 shares of Preferred Stock/ 100%	66%
Ford Motor Company of Southern Africa (Pty) Limited (South Africa)	Ford Motor Company	36	[699,705] shares of Ordinary C/ 100%	66%
Ford Argentina C.S.A. (Argentina)	Ford South America Holdings, LLC	1	55,605,843 shares of Common stock/ 99.51%	100%
Ford Motor de Venezuela (Venezuela)	Ford Motor Company	A-13 & A-14 A-15	10,480,000 Class A 1,720,000 Preferred Class B	66%
Ford VHC AB (Sweden)	Ford Motor Company	1	100 shares of Class A Common Stock with 35% voting rights; 900 shares of Class B Common Stock with 66% voting rights	100% of Class B Common Stock
PAG Import, Inc (Japan)	Ford Motor Company	N/A	10,749,802 shares of Common Stock/ 100%	66%
Volvo Auto Italia SpA (Italy)	Ford Motor Company	[.]	420,000 ordinary shares / 100%	66%

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Schedule C
Collateral Assets

Personal Property
Each Grantor will grant a security interest in the following personal property now owned or hereafter acquired by it (each capitalized term having the meaning assigned thereto in the Uniform Commercial Code) (collectively, the “Personal Property Collateral”):

1.	Accounts;
2.	Chattel Paper;
3.	Documents;
4.	Equipment;
5.	General Intangibles (including without limitation trademarks listed on Schedule C-2 hereto);
6.	Instruments (including without limitation Instruments evidencing indebtedness listed on Schedule C-1 hereto);
7.	Inventory;
8.
Investment Property constituting Securities, whether certificated or uncertificated, representing a share or similar equity interest issued by any person (including without limitation Investment Property listed on Schedule B hereto);

9.	Investment Property constituting Securities Accounts or Securities Entitlements;
10.	Investment Property constituting Commodities Contracts and Commodities Accounts;
11.	Supporting Obligations;
12.	books and record relating to the foregoing; and
13.	all Proceeds of the foregoing.

Notwithstanding the foregoing:

(i)
in no event shall Personal Property Collateral include or shall a security interest be granted in any property to the extent the grant by the relevant Grantor of security interests in such Grantor’s right, title or interest therein (a) is prohibited by any contract, agreement, instrument or indenture without the consent of any other party thereto, (b) would give any other party to any contract, agreement, instrument or indenture the right to declare a default thereunder or to terminate its obligations thereunder or (c) is not permitted without consent if all necessary consents to such grant of a security interest have not been obtained from the other parties thereto (but only to the extent that any such prohibition and rights referred to in clauses (a), (b) and (c) would not be rendered ineffective pursuant to the Uniform Commercial Code of any relevant jurisdiction; it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents);

(ii)
in no event shall (x) Investment Property constituting Securities Accounts and Securities Entitlements and (y) the Grantors’ equity interests in any entity used solely as a corporate cash pooling and management vehicle by a Grantor (including Ford Investment Partnership, Ford Enhanced Return Partnership and Ford Super Enhanced Partnership), when taken together, secure more than $4,000,000,000, in the aggregate, of Covered Obligations; provided however this limitation shall not apply to amounts that otherwise constitute Proceeds of the Collateral; and

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(iii)	Personal Property Collateral shall not include Excluded Property.

“Excluded Property” means the following:

(i)
Any equity interest, however evidenced, in Mazda Motor Corporation except to the extent the relevant Grantor has agreed specifically that such equity interest shall constitute Personal Property Collateral;

(ii)
Except as otherwise expressly provided herein, any equity interest, however evidenced, constituting voting stock (or its equivalent for any entity that is not a corporation) (x) in any foreign subsidiary or (y) in any domestic subsidiary substantially all of whose assets consist of stock in foreign subsidiaries, in each case to the extent such security interest would encumber in excess of 66% thereof; and

(iii)
Any equity interest, however evidenced, in any joint venture listed in Item 2 of the Company’s 2005 10-K Report or in any other existing joint venture or in any future joint venture except to the extent the relevant Grantor has agreed specifically that such equity interest shall constitute Personal Property Collateral.

Notwithstanding anything to the contrary herein, no grantor shall be required to perfect the security interests granted by it in any Personal Property Collateral by any means other than by (i) filings pursuant to the UCC of the relevant State(s) or equivalent filings under local jurisdictions to the extent required with respect to the pledge of the equity interests of the Restricted Pledgee Group, (ii) delivery to the Collateral Trustee to be held in its possession of all collateral consisting of Instruments listed on Schedule C-1 hereto and, to the extent certificated, Investment Property listed on Schedule B hereto and such other Instruments and certificated Investment Property to the extent required by the credit documentation, and (iii) filing with the United States Patent and Trademark Office against trademarks listed on Schedule C-2 hereto.

Real Property
•	Parcels of real property (including fixtures) listed on Schedule C-3.

7

Schedule C-1
Instruments--Intercompany Debt

Borrower/Obligor	Obligee	Amount	Type of Indebtedness	Relevant Contract
Ford VHC AB	Ford Motor Company	$3.5 billion	Intercompany Debt	Agreement dated [.] with Ford Motor Company
Ford Motor Company of Canada, Limited	Ford Motor Company	$1.3 billion	Intercompany Debt	Agreement dated [.] with Ford Motor Company [Secured by Progress Ford note]
Ford Motor Company of Canada, Limited	Ford Motor Company	$0.8 billion	Intercompany Debt	Agreement dated [.] with Ford Motor Company
Ford Motor Company of Canada, Limited	Ford Motor Company	$1.9 billion	Intercompany Payable	[.]
Progress Ford	Ford Motor Company of Canada, Limited	$1.3 billion	Intercompany Debt	Agreement dated [.]Ford Motor Company of Canada, Limited
Grupo Ford S de RL de CV	Ford Mexico Holdings, Inc.	$900 million§	Intercompany Debt	Agreement dated [.] with Ford Mexico Holdings, Inc.

___________________
   §   Pledged to secure guarantee of Ford Mexico Holdings, Inc.

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Schedule C-2
General Intangibles—Trademarks

Trademark	App. No.	Filing Date	Reg. No.	Reg. Date	Status	Owner

FORD	75/791223	2-Sep-1999	2884529	14-Sep-2004	Registered	Ford Motor Company
FORD	76/276458	23-Jun-2001	2591313	9-Jul-2002	Registered	Ford Motor Company
FORD	76/276250	23-Jun-2001	2620725	17-Sep-2002	Registered	Ford Motor Company
FORD	75/684950	16-Apr-1999	2435821	13-Mar-2001	Registered	Ford Motor Company
FORD	75/426509	30-Jan-1998	2324877	29-Feb-2000	Registered	Ford Motor Company
FORD	75/426510	30-Jan-1998	2324878	29-Feb-2000	Registered	Ford Motor Company
FORD	75/318112	1-Jul-1997	2151044	14-Apr-1998	Registered	Ford Motor Company
FORD	75/318191	1-Jul-1997	2208413	8-Dec-1998	Registered	Ford Motor Company
FORD	74/502268	21-Mar-1994	1874207	17-Jan-1995	Registered	Ford Motor Company
FORD	74/429898	26-Aug-1993	1868462	20-Dec-1994	Registered	Ford Motor Company
FORD	74/459531	18-Nov-1993	1871257	3-Jan-1995	Registered	Ford Motor Company
FORD	72/080525	31-Aug-1959	735475	31-Jul-1962	Registered	Ford Motor Company
FORD	74/459532	18-Nov-1993	1868251	20-Dec-1994	Registered	Ford Motor Company
FORD	74/459533	18-Nov-1993	1863728	22-Nov-1994	Registered	Ford Motor Company
FORD	74/459534	18-Nov-1993	1860957	1-Nov-1994	Registered	Ford Motor Company
FORD	74/459530	18-Nov-1993	1862561	15-Nov-1994	Registered	Ford Motor Company
FORD	74/459539	18-Nov-1993	2100574	30-Sep-1997	Registered	Ford Motor Company

1

FORD	74/459538	18-Nov-1993	1859783	25-Oct-1994	Registered	Ford Motor Company
FORD	72/002776	16-Feb-1956	643185	26-Mar-1957	Registered	Ford Motor Company
FORD	72/041632	2-Dec-1957	663771	1-Jul-1958	Registered	Ford Motor Company
FORD	72/057947	27-Aug-1958	688483	17-Nov-1959	Registered	Ford Motor Company
FORD	73/666492	15-Jun-1987	1474889	2-Feb-1988	Registered	Ford Motor Company
FORD	73/802743	26-May-1989	1575166	2-Jan-1990	Registered	Ford Motor Company
FORD	73/802764	26-May-1989	1574366	2-Jan-1990	Registered	Ford Motor Company
FORD	73/802765	26-May-1989	1574747	2-Jan-1990	Registered	Ford Motor Company
FORD	74/657592	28-Mar-1995	2007196	8-Oct-1996	Registered	Ford Motor Company
FORD	74/231430	17-Dec-1991	1741469	22-Dec-1992	Registered	Ford Motor Company
FORD	74/657593	28-Mar-1995	2034369	28-Jan-1997	Registered	Ford Motor Company
FORD	74/658388	28-Mar-1995	2005281	1-Oct-1996	Registered	Ford Motor Company
FORD	74/735607	28-Sep-1995	1973145	7-May-1996	Registered	Ford Motor Company
FORD	75/035012	20-Dec-1995	2045664	18-Mar-1997	Registered	Ford Motor Company
FORD	75/035042	20-Dec-1995	2304426	28-Dec-1999	Registered	Ford Motor Company
FORD	75/077982	25-Mar-1996	2018005	19-Nov-1996	Registered	Ford Motor Company
FORD	75/164698	12-Sep-1996	2063517	20-May-1997	Registered	Ford Motor Company
FORD	75/164745	12-Sep-1996	2059525	6-May-1997	Registered	Ford Motor Company
FORD	75/183730	18-Oct-1996	2089375	19-Aug-1997	Registered	Ford Motor Company
FORD	78/622109	4-May-2005	3046210	17-Jan-2006	Registered	Ford Motor Company
FORD	78/622129	4-May-2005	3046211	17-Jan-2006	Registered	Ford Motor Company
FORD in Script - old v1	75/442222	28-Feb-1998	2205899	24-Nov-1998	Registered	Ford Motor Company
FORD in Script - old v1	71/041417	26-Mar-1909	74530	20-Jul-1909	Registered	Ford Motor Company

2

FORD in Script - old v1	71/041079	10-Apr-1909	74765	10-Aug-1909	Registered	Ford Motor Company
FORD in Script - old v1	71/086955	28-May-1915	115500	20-Feb-1917	Registered	Ford Motor Company
FORD in Script - old v1	71/086954	28-May-1915	119956	25-Dec-1917	Registered	Ford Motor Company
FORD in Script - old v1	71/246606	30-Mar-1927	232051	30-Aug-1927	Registered	Ford Motor Company
FORD in Script - old v1	71/268595	25-Jun-1928	250230	4-Dec-1928	Registered	Ford Motor Company
FORD in Script - old v1	71/270542	3-Aug-1928	257500	11-Jun-1929	Registered	Ford Motor Company
FORD in Script - old v1	71/270584	4-Aug-1928	260470	27-Aug-1929	Registered	Ford Motor Company
FORD in Script - old v1	71/270583	4-Aug-1928	266453	21-Jan-1930	Registered	Ford Motor Company
FORD in Script - old v1	71/270581	4-Aug-1928	266454	21-Jan-1930	Registered	Ford Motor Company
FORD in Script - old v1	71272328	13-Sep-1928	266822	4-Feb-1930	Registered	Ford Motor Company
FORD in Script - old v1	71/398427	13-Oct-1937	361140	11-Oct-1938	Registered	Ford Motor Company
FORD in Script - old v1	71/399182	1-Nov-1937	361142	11-Oct-1938	Registered	Ford Motor Company
FORD in Script - old v1	427019	30-Dec-1939	377814	14-May-1940	Registered	Ford Motor Company
FORD in Script - old v1	71/427020	30-Dec-1939	377815	14-May-1940	Registered	Ford Motor Company
FORD in Script - old v1	71/427018	30-Dec-1939	380164	13-Aug-1940	Registered	Ford Motor Company
FORD in Script - old v1	71/431678	8-May-1940	383960	30-Dec-1980	Registered	Ford Motor Company
FORD in Script - old v1	71/427017	30-Dec-1939	386932	29-Apr-1941	Registered	Ford Motor Company
FORD in Script - old v1	71/447182	19-Sep-1941	395731	9-Jun-1942	Registered	Ford Motor Company
FORD in Script - old v1	73/802762	26-May-1989	1577830	16-Jan-1990	Registered	Ford Motor Company
FORD in Script - old v1	73/802766	26-May-1989	1577668	16-Jan-1990	Registered	Ford Motor Company
FORD in Script - old v1	73/802767	26-May-1989	1574367	2-Jan-1990	Registered	Ford Motor Company
FORD in Script - old v1	74/429886	26-Aug-1993	1836944	17-May-1994	Registered	Ford Motor Company
FORD in Script - old v1	74/459671	18-Nov-1993	1861632	8-Nov-1994	Registered	Ford Motor Company

3

FORD in Script - old v1	74/459537	18-Nov-1993	1858536	18-Oct-1994	Registered	Ford Motor Company
FORD in Script - old v1	74/459557	18-Nov-1993	1863707	22-Nov-1994	Registered	Ford Motor Company
FORD in Script - old v1	74/459672	18-Nov-1993	1862507	15-Nov-1994	Registered	Ford Motor Company
FORD in Script - old v1	74/459673	18-Nov-1993	1861820	8-Nov-1994	Registered	Ford Motor Company
FORD in Script - old v1	74/459674	18-Nov-1993	1862563	15-Nov-1994	Registered	Ford Motor Company
FORD in Script - old v1	74/459675	18-Nov-1993	2092385	2-Sep-1997	Registered	Ford Motor Company
FORD in Script - old v1	74/459562	18-Nov-1993	1862593	15-Nov-1994	Registered	Ford Motor Company
FORD in Script - old v1	74/459563	18-Nov-1993	1863889	22-Nov-1994	Registered	Ford Motor Company
FORD in Script - old v1	74/657594	28-Mar-1995	2034370	28-Jan-1997	Registered	Ford Motor Company
FORD in Script - old v1	75/035007	20-Dec-1995	1997209	27-Aug-1996	Registered	Ford Motor Company
FORD in Script - old v1	75/164692	12-Sep-1996	2061633	13-May-1997	Registered	Ford Motor Company
FORD in Script - old v1	75/249529	28-Feb-1997	2105604	14-Oct-1997	Registered	Ford Motor Company
FORD in Script - old v1	75/249528	28-Feb-1997	2105603	14-Oct-1997	Registered	Ford Motor Company
FORD in Script in Oval	75/249541	28-Feb-1997	2107510	21-Oct-1997	Registered	Ford Motor Company
FORD in Script in Oval	75/318192	1-Jul-1997	2152612	21-Apr-1998	Registered	Ford Motor Company
FORD in Script in Oval	75/035014	20-Dec-1995	1995792	20-Aug-1996	Registered	Ford Motor Company
FORD in Script in Oval	73/538378	17-May-1985	1399080	1-Jul-1986	Registered	Ford Motor Company
FORD in Script in Oval	74/429889	26-Aug-1993	1872617	10-Jan-1995	Registered	Ford Motor Company
FORD in Script in Oval	74/441535	29-Sep-1993	1861801	8-Nov-1994	Registered	Ford Motor Company
FORD in Script in Oval	74/459551	18-Nov-1993	1855519	27-Sep-1994	Registered	Ford Motor Company
FORD in Script in Oval	74/459552	18-Nov-1993	1861631	8-Nov-1994	Registered	Ford Motor Company
FORD in Script in Oval	74/459555	18-Nov-1993	1863599	22-Nov-1994	Registered	Ford Motor Company
FORD in Script in Oval	74/459553	18-Nov-1993	1884819	21-Mar-1995	Registered	Ford Motor Company

4

FORD in Script in Oval	74/459556	18-Nov-1993	1858537	18-Oct-1994	Registered	Ford Motor Company
FORD in Script in Oval	74/459558	18-Nov-1993	1863708	22-Nov-1994	Registered	Ford Motor Company
FORD in Script in Oval	74/459559	18-Nov-1993	1861819	8-Nov-1994	Registered	Ford Motor Company
FORD in Script in Oval	74/459560	18-Nov-1993	2088473	19-Aug-1997	Registered	Ford Motor Company
FORD in Script in Oval	74/459561	18-Nov-1993	1862562	15-Nov-1994	Registered	Ford Motor Company
FORD in Script in Oval	74/459565	18-Nov-1993	1862594	15-Nov-1994	Registered	Ford Motor Company
FORD in Script in Oval	74/459564	18-Nov-1993	1858695	18-Oct-1994	Registered	Ford Motor Company
FORD in Script in Oval	74/459554	18-Nov-1993	1863888	22-Nov-1994	Registered	Ford Motor Company
FORD in Script in Oval	74/502267	21-Mar-1994	1874206	17-Jan-1995	Registered	Ford Motor Company
FORD in Script in Oval	74/735606	28-Sep-1995	1973144	7-May-1996	Registered	Ford Motor Company
FORD in Script in Oval	75/020525	15-Nov-1995	1997203	27-Aug-1996	Registered	Ford Motor Company
FORD in Script in Oval	75/020547	15-Nov-1995	2088654	19-Aug-1997	Registered	Ford Motor Company
FORD in Script in Oval	75/020573	15-Nov-1995	1997205	27-Aug-1996	Registered	Ford Motor Company
FORD in Script in Oval	75/164697	12-Sep-1996	2067343	3-Jun-1997	Registered	Ford Motor Company
FORD in Script in Oval	75/164727	12-Sep-1996	2063518	20-May-1997	Registered	Ford Motor Company
FORD in Script in Oval	75/183729	18-Oct-1996	2095239	9-Sep-1997	Registered	Ford Motor Company
FORD in Script in Oval	75/183752	18-Oct-1996	2063550	20-May-1997	Registered	Ford Motor Company
FORD in Script in Oval	74/677597	19-May-1995	1949274	16-Jan-1996	Registered	Ford Motor Company
FORD in Script in Oval	78/337825	8-Dec-2003	2982130	2-Aug-2005	Registered	Ford Motor Company
FORD in Script in Oval	78/495317	6-Oct-2004			Pending	Ford Motor Company
FORD in Script in Oval in Blue	75/831222	19-Oct-1999	2601810	30-Jul-2002	Registered	Ford Motor Company
FORD in Script in Oval in Rectangle	73/537662	15-May-1985	1400808	15-Jul-1986	Registered	Ford Motor Company
FORD in Script in Oval Reverse	74/265103	13-Apr-1992	1738379	8-Dec-1992	Registered	Ford Motor Company

5

LINCOLN	75/442223	28-Feb-1998	2204133	17-Nov-1998	Registered	Ford Motor Company
LINCOLN	75/478843	4-May-1998	2234340	23-Mar-1999	Registered	Ford Motor Company
LINCOLN	75/419707	20-Jan-1998	2292103	16-Nov-1999	Registered	Ford Motor Company
LINCOLN	75/249531	28-Feb-1997	2107509	21-Oct-1997	Registered	Ford Motor Company
LINCOLN	73/401444	1-Nov-1982	1311148	25-Dec-1984	Registered	Ford Motor Company
LINCOLN	75/684951	16-Apr-1999	2326565	7-Mar-2000	Registered	Ford Motor Company
LINCOLN	71/544440	16-Dec-1947	511662	28-Jun-1949	Registered	Ford Motor Company
LINCOLN	74/429887	26-Aug-1993	1900768	20-Jun-1995	Registered	Ford Motor Company
LINCOLN	74/441531	29-Sep-1993	1858609	18-Oct-1994	Registered	Ford Motor Company
LINCOLN	74/459543	18-Nov-1993	1895870	30-May-1995	Registered	Ford Motor Company
LINCOLN	74/459667	18-Nov-1993	1909928	8-Aug-1995	Registered	Ford Motor Company
LINCOLN	74/459548	18-Nov-1993	1893096	9-May-1995	Registered	Ford Motor Company
LINCOLN	74/459544	18-Nov-1993	1934658	14-Nov-1995	Registered	Ford Motor Company
LINCOLN	74/459545	18-Nov-1993	1950011	23-Jan-1996	Registered	Ford Motor Company
LINCOLN	74/459546	18-Nov-1993	1934659	14-Nov-1995	Registered	Ford Motor Company
LINCOLN	74/459549	18-Nov-1993	1950012	23-Jan-1996	Registered	Ford Motor Company
LINCOLN	75/077983	25-Mar-1996	2018006	19-Nov-1996	Registered	Ford Motor Company
LINCOLN	75/077984	25-Mar-1996	2018007	19-Nov-1996	Registered	Ford Motor Company
LINCOLN	75/145828	6-Aug-1996	2040815	25-Feb-1997	Registered	Ford Motor Company
LINCOLN	75/848381	15-Nov-1999	2433244	6-Mar-2001	Registered	Ford Motor Company
LINCOLN (Stylized)	71/174171	24-Jan-1923	170692	5-Jan-1968	Registered	Ford Motor Company
MERCURY	75/318005	1-Jul-1997	2153903	28-Apr-1998	Registered	Ford Motor Company
MERCURY	75/684952	16-Apr-1999	2324484	29-Feb-2000	Registered	Ford Motor Company

6

MERCURY	74/429897	26-Aug-1993	1836946	17-May-1994	Registered	Ford Motor Company
MERCURY	74/460201	18-Nov-1993	1926997	17-Oct-1995	Registered	Ford Motor Company
MERCURY	74/460051	18-Nov-1993	1921868	26-Sep-1995	Registered	Ford Motor Company
MERCURY	74/460199	18-Nov-1993	1942013	19-Dec-1995	Registered	Ford Motor Company
MERCURY	74/460177	18-Nov-1993	1947905	16-Jan-1996	Registered	Ford Motor Company
MERCURY	74/460178	18-Nov-1993	1957016	20-Feb-1996	Registered	Ford Motor Company
MERCURY	74/460179	18-Nov-1993	1957017	20-Feb-1996	Registered	Ford Motor Company
MERCURY	74/460222	18-Nov-1993	1899012	13-Jun-1995	Registered	Ford Motor Company
MERCURY	74/460180	18-Nov-1993	1994327	20-Aug-1996	Registered	Ford Motor Company
MERCURY	74/468028	9-Dec-1993	1960799	5-Mar-1996	Registered	Ford Motor Company
MERCURY	75/145829	6-Aug-1996	2040816	25-Feb-1997	Registered	Ford Motor Company
MERCURY	78/472296	24-Aug-2004			Pending	Ford Motor Company
MERCURY (Stylized)	71/409350	8-Aug-1938	365585	14-Mar-1939	Registered	Ford Motor Company
FORD EXPLORER	74/706993	27-Jul-1995	1958163	20-Feb-1996	Registered	Ford Motor Company
FORD MUSTANG	74/602729	23-Nov-1994	2194488	13-Oct-1998	Registered	Ford Motor Company
FORD MUSTANG	75/035011	20-Dec-1995	2068810	10-Jun-1997	Registered	Ford Motor Company
FORD MUSTANG & Horse & Bars Device	74/602712	23-Nov-1994	2190167	22-Sep-1998	Registered	Ford Motor Company
EXPLORER	75/424069	27-Jan-98	2196097	13-Oct-98	Registered	Ford Motor Company
EXPLORER	75/318004	01-Jul-97	2153902	28-Apr-98	Registered	Ford Motor Company
EXPLORER	73/306648	20-Apr-81	1193137	06-Apr-82	Registered	Ford Motor Company
EXPLORER	74/429890	26-Aug-93	1845751	19-Jul-94	Registered	Ford Motor Company
EXPLORER	74/460059	18-Nov-93	1909154	01-Aug-95	Registered	Ford Motor Company
EXPLORER	74/460189	18-Nov-93	2014679	12-Nov-96	Registered	Ford Motor Company

7

EXPLORER	74/468026	09-Dec-93	2292940	16-Nov-99	Registered	Ford Motor Company
EXPLORER	74/468002	09-Dec-93	1905010	11-Jul-95	Registered	Ford Motor Company
EXPLORER	75/020574	15-Nov-95	2064621	27-May-97	Registered	Ford Motor Company
EXPLORER SPORT	74/514307	19-Apr-94	1882071	07-Mar-95	Registered	Ford Motor Company
EXPLORER SPORT TRAC	75/580621	02-Nov-98	2435705	13-Mar-01	Registered	Ford Motor Company
EXPLORER XLS	75/528818	31-Jul-98	2520546	18-Dec-01	Registered	Ford Motor Company
F-150	75/318148	01-Jul-97	2151046	14-Apr-98	Registered	Ford Motor Company
F-150	74/462962	24-Nov-93	2044023	11-Mar-97	Registered	Ford Motor Company
F-150	74/462567	24-Nov-93	1893178	09-May-95	Registered	Ford Motor Company
F-150	74/462961	24-Nov-93	2044022	11-Mar-97	Registered	Ford Motor Company
F-150	74/640056	01-Mar-95	2003682	24-Sep-96	Registered	Ford Motor Company
F-150	74/706997	27-Jul-95	1958166	20-Feb-96	Registered	Ford Motor Company
F-150	75/388214	12-Nov-97	2198520	20-Oct-98	Registered	Ford Motor Company
F-150 Configuration	75/604081	11-Dec-98	2733633	08-Jul-03	Registered	Ford Motor Company
F-150 HERITAGE	78/227715	19-Mar-03			Pending	Ford Motor Company
F-150 PLATINUM	77/026074	20-Oct-06			Pending	Ford Motor Company
F-150 SUPER CAB Configuration	75/603777	11-Dec-98	2720229	03-Jun-03	Registered	Ford Motor Company
F-250	76/114799	23-Aug-00	2485114	04-Sep-01	Registered	Ford Motor Company
F-250/F-350 GRILLE TRADE DRESS	78/759326	22-Nov-05			Pending	Ford Motor Company
F-350	76/114782	23-Aug-00	2490569	18-Sep-01	Registered	Ford Motor Company
F-450	78/589061	17-Mar-05			Pending	Ford Motor Company
F-550	78/589065	17-Mar-05			Pending	Ford Motor Company
F-750	78/589067	17-Mar-05			Pending	Ford Motor Company

8

F-SERIES	78/338321	09-Dec-03	3096400	23-May-06	Registered	Ford Motor Company
MUSTANG	75/249548	28-Feb-97	2101717	30-Sep-97	Registered	Ford Motor Company
MUSTANG	75/249543	28-Feb-97	2101714	30-Sep-97	Registered	Ford Motor Company
MUSTANG	78/150685	05-Aug-02	2770412	30-Sep-03	Registered	Ford Motor Company
MUSTANG	73533611	22-Apr-85	1467208	01-Dec-87	Registered	Ford Motor Company
MUSTANG	74/429895	26-Aug-93	1922186	26-Sep-95	Registered	Ford Motor Company
MUSTANG	74/460170	18-Nov-93	1858362	18-Oct-94	Registered	Ford Motor Company
MUSTANG	74/460181	18-Nov-93	1914604	29-Aug-95	Registered	Ford Motor Company
MUSTANG	74/460173	18-Nov-93	1910094	08-Aug-95	Registered	Ford Motor Company
MUSTANG	74/460172	18-Nov-93	1917997	12-Sep-95	Registered	Ford Motor Company
MUSTANG	74/459669	18-Nov-93	1918103	12-Sep-95	Registered	Ford Motor Company
MUSTANG	74/459670	18-Nov-93	1858696	18-Oct-94	Registered	Ford Motor Company
MUSTANG	74/467634	09-Dec-93	1975210	21-May-96	Registered	Ford Motor Company
MUSTANG	74/467633	09-Dec-93	1997313	27-Aug-96	Registered	Ford Motor Company
MUSTANG	75/020566	15-Nov-95	1995783	20-Aug-96	Registered	Ford Motor Company
MUSTANG	75/020568	15-Nov-95	1998459	03-Sep-96	Registered	Ford Motor Company
MUSTANG	75/035004	20-Dec-95	1995791	20-Aug-96	Registered	Ford Motor Company
MUSTANG	75/035016	20-Dec-95	1995793	20-Aug-96	Registered	Ford Motor Company
MUSTANG	75/105462	16-May-96	2111765	11-Nov-97	Registered	Ford Motor Company
MUSTANG	75/105461	16-May-96	2109925	28-Oct-97	Registered	Ford Motor Company
MUSTANG	75/105460	16-May-96	2032384	21-Jan-97	Registered	Ford Motor Company
MUSTANG	75/164690	12-Sep-96	2059520	06-May-97	Registered	Ford Motor Company
MUSTANG	75/164696	12-Sep-96	2061634	13-May-97	Registered	Ford Motor Company

9

MUSTANG	75/164744	12-Sep-96	2059524	06-May-97	Registered	Ford Motor Company
MUSTANG	78/965274	31-Aug-06			Pending	Ford Motor Company
MUSTANG & Horse & Bars Device	74/602716	23-Nov-94	2175903	28-Jul-98	Registered	Ford Motor Company
MUSTANG 350 GT Configuration	75/603700	11-Dec-98	2733631	08-Jul-03	Registered	Ford Motor Company
MUSTANG Bottle Configuration	74/602720	23-Nov-94	2041086	25-Feb-97	Registered	Ford Motor Company
MUSTANG COBRA	75/423961	27-Jan-98	2203019	10-Nov-98	Registered	Ford Motor Company
MUSTANG COBRA	74/516957	25-Apr-94	2191112	22-Sep-98	Registered	Ford Motor Company
MUSTANG Convertible Configuration	75/603706	11-Dec-98	2722928	10-Jun-03	Registered	Ford Motor Company
MUSTANG GT-R	78/364566	09-Feb-04			Pending	Ford Motor Company
MUSTANG Horse & Bars Device	74/178102	20-Jun-91	1686288	12-May-92	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/459536	18-Nov-93	1915963	05-Sep-95	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/459569	18-Nov-93	1917683	12-Sep-95	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/459575	18-Nov-93	1921847	26-Sep-95	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/459567	18-Nov-93	1917841	12-Sep-95	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/459568	18-Nov-93	1909960	08-Aug-95	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/459571	18-Nov-93	1917974	12-Sep-95	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/459572	18-Nov-93	1917996	12-Sep-95	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/459573	18-Nov-93	1918040	12-Sep-95	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/459574	18-Nov-93	1918102	12-Sep-95	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/459566	18-Nov-93	1865873	06-Dec-94	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/467734	09-Dec-93	1975212	21-May-96	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/467733	09-Dec-93	2000190	10-Sep-96	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/467682	09-Dec-93	1975211	21-May-96	Registered	Ford Motor Company

10

MUSTANG Horse & Bars Device	74/467651	09-Dec-93	1980012	11-Jun-96	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/472997	20-Dec-93	1942031	19-Dec-95	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/516999	25-Apr-94	1991704	06-Aug-96	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	74/577360	23-Sep-94	1975419	21-May-96	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	75/020527	15-Nov-95	2000111	10-Sep-96	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	75/164743	12-Sep-96	2065287	27-May-97	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	75/183751	18-Oct-96	2070085	10-Jun-97	Registered	Ford Motor Company
MUSTANG Horse & Bars Device	75/183754	18-Oct-96	2070087	10-Jun-97	Registered	Ford Motor Company
MUSTANG Running Horse Device	73/590492	28-Mar-86	1416549	11-Nov-86	Registered	Ford Motor Company
MUSTANG Running Horse Device	75/318188	01-Jul-97	2156985	12-May-98	Registered	Ford Motor Company
MUSTANG Running Horse Device	74/460066	18-Nov-93	1975199	21-May-96	Registered	Ford Motor Company
MUSTANG Running Horse Device	74/460174	18-Nov-93	1858363	18-Oct-94	Registered	Ford Motor Company
MUSTANG Running Horse Device	74/460162	18-Nov-93	1917842	12-Sep-95	Registered	Ford Motor Company
MUSTANG Running Horse Device	74/460195	18-Nov-93	1859697	25-Oct-94	Registered	Ford Motor Company
MUSTANG Running Horse Device	74/463326	24-Nov-93	1922085	26-Sep-95	Registered	Ford Motor Company
MUSTANG Running Horse Device	74/460161	18-Nov-93	1918041	12-Sep-95	Registered	Ford Motor Company
MUSTANG Running Horse Device	74/462573	24-Nov-93	1918104	12-Sep-95	Registered	Ford Motor Company
MUSTANG Running Horse Device	74/460160	18-Nov-93	1858697	18-Oct-94	Registered	Ford Motor Company
MUSTANG Running Horse Device	74/462972	24-Nov-93	1975202	21-May-96	Registered	Ford Motor Company
MUSTANG Running Horse Device	74/472999	20-Dec-93	1922192	26-Sep-95	Registered	Ford Motor Company

11

MUSTANG Running Horse Device	74/658387	28-Mar-95	2111045	04-Nov-97	Registered	Ford Motor Company
MUSTANG Running Horse Device	74/658390	28-Mar-95	2239097	13-Apr-99	Registered	Ford Motor Company
MUSTANG Running Horse Device	74/658389	28-Mar-95	2016456	12-Nov-96	Registered	Ford Motor Company
MUSTANG Running Horse Device	75/020565	15-Nov-95	2000115	10-Sep-96	Registered	Ford Motor Company
MUSTANG Running Horse Device	75/020570	15-Nov-95	2000118	10-Sep-96	Registered	Ford Motor Company
MUSTANG Running Horse Device	75/164726	12-Sep-96	2070024	10-Jun-97	Registered	Ford Motor Company
MUSTANG Running Horse Device	75/164728	12-Sep-96	2067344	03-Jun-97	Registered	Ford Motor Company
MUSTANG Running Horse Device	75/164742	12-Sep-96	2067346	03-Jun-97	Registered	Ford Motor Company
MUSTANG Running Horse Device	78/965242	31-Aug-06			Pending	Ford Motor Company
MUSTANG Running Horses, Four	74/526172	18-May-94	2175226	21-Jul-98	Registered	Ford Motor Company
MUSTANG Shadowed Running Horse Device	74/475080	23-Dec-93	2070156	10-Jun-97	Registered	Ford Motor Company
MUSTANG Shadowed Running Horse Device	74/658391	28-Mar-95	2034378	28-Jan-97	Registered	Ford Motor Company
TRADE DRESS MUSTANG TAILLIGHTS	76/598672	21-Jun-04	3052329	31-Jan-06	Registered	Ford Motor Company
TRADE DRESS OF MUSTANG C-SCOOP	76/598674	21-Jun-04	3052331	31-Jan-06	Registered	Ford Motor Company
TRADE DRESS OF MUSTANG HEADLIGHTS	76/598561	21-Jun-04	3064774	07-Mar-06	Registered	Ford Motor Company
TRADE DRESS OF MUSTANG ROOF LINE	76/598673	21-Jun-04	3052330	31-Jan-06	Registered	Ford Motor Company

12

Schedule C-3
Real Property

PDMP

Owner/Entity of Record	Location Address	Description of Property	Existing Mortgage
Ford Motor Co. / Kentucky Truck Plant	3001 Chamberlain Lane Louisville, KY 40232
Ford Motor Co. / Dearborn Truck Plant	3001 Miller Road Dearborn MI, 48121
Ford Motor Co. / Sharonville Plant	3000 Sharon Road Cincinnati, OH 45241
Ford Motor Co. / Kansas City Assembly Plant	8121 Northeast Highway 69 Claycomo, MO 64119
Ford Motor Co. / Michigan Truck Plant	38303 Michigan Ave Wayne, MI 48184
Ford Motor Co. / Lima Engine Plant	1155 Bible Road Lima, OH 45801
Ford Motor Co. / Chicago Assembly Plant	12600 S Torrence Ave Chicago, IL 60633
Ford Motor Co. / Van Dyke Plant	41111 Van Dyke Sterling Heights, MI 48314
Ford Motor Co. / Cleveland Engine Plant #1	17601 Brook Park Road Brook Park, OH 47331
Ford Motor Co. / Livonia Plant	35500 Plymouth Road Livonia, MI 48150

1

Non-PDMP- U.S.

Owner/Entity of Record	Location Address	Description of Property	Existing Mortgage
Ford Motor Co. / Vehicle Operations General Office/New Model Product Development Center	17000 Oakwood Blvd Dearborn MI, 48124
Ford Motor Co. / Product Development Center	20901 Oakwood Blvd Dearborn, MI 48124
Ford Motor Co. / Allen Park Test Lab	1500 Enterprise Drive Allen Park, MI 48101
Ford Motor Co. / Advanced Engineering Center	2400 Village Road Dearborn, MI 48121
Ford Motor Co. / Automotive Safety Center	1201 Village Road Dearborn, MI 48121
Ford Motor Co. / Crash Barrier Building	20000 Oakwood Blvd Dearborn, MI 48121
Ford Motor Co. / Automotive Transmission New Product Center	35500 Plymouth Road Livonia, MI 48150
Ford Motor Co. / Building #1	20000 Rotunda Dearborn, MI 48124
Ford Motor Co. / Building #2	20000 Rotunda Dearborn, MI 48124
Ford Motor Co. / Building #3	20100 Rotunda Dearborn, MI 48124
Ford Motor Co. / Building #4	20200 Rotunda Dearborn, MI 48124
Ford Motor Co. / Building #5	20300 Rotunda, Dearborn, MI 48124
Ford Motor Co. / Certification Test Lab	20400 Oakwood Blvd Dearborn, MI 48124
Ford Motor Co. / Dearborn Proving Grounds	20050 Oakwood Blvd Dearborn, MI 48121
Ford Motor Co. / Engineering Computer Center	20600 Rotunda Drive Dearborn, MI 48121

2

Ford Motor Co. / Experimental Engine Building	20600 Oakwood Blvd Dearborn, MI 48121
Ford Motor Co. / Dynamometer Building	1701 Village Road Dearborn, MI 48124
Ford Motor Co. / Engineering Services Building	1451 Village Road Dearborn, MI 48121
Ford Motor Co. / Experimental Vehicle Building	20800 Oakwood Blvd Dearborn, MI 48121
Ford Motor Co. / Facilities Services Building	21500 Oakwood Blvd Dearborn, MI 48124
Ford Motor Co. / Gas Turbine Lab	1751 Village Road Dearborn, MI 48121
Ford Motor Co. / Michigan Proving Grounds	74240 Fisher Road Romeo, MI 48065
Ford Motor Co. / Personnel & Administration Building	21500 Oakwood Blvd Dearborn, MI 48124
Ford Motor Co. / Powertrain and Fuel Systems Lab	2440 Village Road Dearborn, MI 48121
Ford Motor Co. / Scientific Research Lab	2101 Village Road Dearborn, MI 48121
Ford Motor Co. / Wind Tunnel #2-5	20500 Oakwood Blvd Dearborn, MI 48121
Ford Motor Co. / Conference and Events Center	1151 Village Road Dearborn, MI 48124
Ford Motor Co. / World Headquarters Building	1 American Road Dearborn, MI 48126
Ford Motor Co. / Ford Motor Credit Company Building	1 American Road Dearborn, MI 48126
Ford Motor Co. / Brownstown - PRC	25555 Pennsylvania Rd. Romulus, MI 48174
Ford Motor Co. / National PDC	11871 Middlebelt Road Livonia, MI 48150
Ford Motor Co. / Dearborn Tool & Die Plant	3001 Miller Road Dearborn, MI 48121
Ford Motor Co. / Walton Hills Stamping Plant	7845 Northfield Road Walton Hills, OH 44146

3

Non-PDMP Canada

Owner/Entity of Record	Location Address	Description of Property	Existing Mortgage
Ford of Canada / Windsor Engine Plant	1000 Henry Ford Centre Drive, Windsor, ON N9A 7E8, Canada
Ford of Canada / Parts Distribution Centre	8000 Dixie Road Bramalea, ON L6T 2J7, Canada
Ford of Canada / Ontario Truck Plant	Royal Windsor & Ford Drive, Oakville, ON L6J 5E7, Canada
Ford of Canada / Oakville Assembly Plant	Periphery Road Oakville, ON L6J5C9, Canada
Ford of Canada / Ford of Canada Headquarters	The Canadian Road Oakville, ON L6J 5E4, Canada

4

Schedule D
Borrowing Base

“Advance Percentage” means:

(a)   with respect to Eligible Receivables, 75%;

(b)   with respect to Eligible Inventory, 60%;

(c)   with respect to Eligible Intercompany Notes (other than the Ford Canada Intercompany Note and the Ford Canada Intercompany Payable), 75%;

(d)   with respect to Eligible Foreign Pledged Equity, 75%;

(e)   with respect to Eligible FMCC Pledged Equity, 75%; and

(f)   with respect to Eligible Non-PDMP M&E, 40%.

“Average Bookkeeping Rate” means, as of any date of determination, (a) with respect to calculations of EBITDA, the average of the exchange rates for the conversion of the applicable currency to U.S. dollars determined by the Company as of the last business day of the immediately preceding fiscal quarters ended December 31st, March 31st, June 30th and September 30th, (b) with respect to calculations of debt, the exchange rate for the conversion of the applicable currency to U.S. dollars determined by the Company as of the last business day of the immediately preceding fiscal year and (c) with respect to all other calculations based on the Average Bookkeeping Rate, the average of the exchange rates for the conversion of the applicable currency to U.S. dollars determined by the Company as of the last business day of the immediately preceding four fiscal quarters. Each determination of the Average Bookkeeping Rate shall be made by the Company consistent with past practice and shall be conclusive absent manifest error.

“Borrowing Base Amount” means, as of any date of determination:

(a)   with respect to Eligible Receivables, Eligible Inventory, Eligible Intercompany Notes (other than the Ford Canada Intercompany Note and the Ford Canada Intercompany Payable), Eligible Foreign Pledged Equity, Eligible FMCC Pledged Equity and Eligible Non-PDMP M&E, (i) the Eligible Value for such Eligible Collateral multiplied by (ii) the Advance Percentage for such Eligible Collateral;

(b)   with respect to the Ford Canada Intercompany Note and the Ford Canada Intercompany Payable that constitute Eligible Intercompany Notes, the lesser of (i) the Canadian Borrowing Base and (ii) the Eligible Value of the Ford Canada Intercompany Note plus the Eligible Value of the Ford Canada Intercompany Payable;

(c)   with respect to Eligible PDMP PP&E, the PDMP Capped Amount; provided that if there has been a decrease in the aggregate Net Book Value of Eligible PDMP PP&E from such value determined as of the Closing Date, the Borrowing Base Amount with respect to Eligible PDMP PP&E shall be decreased by an amount equal to (x) the PDMP Ratio on the Closing Date multiplied by (y) the aggregate cumulative decrease in such Net Book Value from the Closing Date to such time;

(d)   with respect to Eligible Intellectual Property, $2,500,000,000; and

(e)   with respect to Eligible Mazda Pledged Equity, the Eligible Value thereof.

“Canadian Borrowing Base” means, for Ford Canada as of any date of determination, the sum of (a) 75% multiplied by the Net Book Value of third-party accounts receivable of Ford Canada, (b) 60% multiplied by the Net Book Value of inventory of Ford Canada and (c) 40% multiplied by the Net Book Value of property, plant and equipment of Ford Canada, each as derived from the most recent audited annual or unaudited quarterly financial statements of the Company (or internal unaudited balance sheets and income statements in the case of a delay in providing the audited annual or definitive quarterly financial statements as contemplated by the loan documentation) that are the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the loan documentation; provided, however, that the “Canadian Borrowing Base” shall exclude any inventory, property, plant and equipment subject to any Canadian Material Permitted Consensual Lien, except that no inventory, property, plant and equipment subject to any Canadian Material Permitted Consensual Lien existing on the Closing Date shall be excluded from the “Canadian Borrowing Base” until the delivery of the first Borrowing Base Certificate required to be delivered after the Closing Date in accordance with the loan documentation.

“Canadian Customary Permitted Liens” means the Permitted Liens described in clauses (i), (ii), (iii) and (iv) of the definition thereof (mutatis mutandis).

“Canadian Material Permitted Consensual Lien” means any lien on inventory, equipment, machinery or real estate of the kind described in clause (vii), (viii), (ix), (x), (xi) (to the extent securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any indebtedness secured by a lien permitted by clause (vii), (viii), (ix) or (x)), (xix) or (xx) of the definition of Permitted Liens (mutatis mutandis) to secure indebtedness for borrowed money (in a single transaction or a series of related transactions) if the Net Book Value (determined, in the case of each such lien, as of the date such lien is incurred) of the assets subject thereto is equal to $100,000,000 or more, in the case of any such lien existing on the Closing Date, or $50,000,000 or more, in the case of any such lien created or incurred after the Closing Date.

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“Canadian Permitted Liens” means the Permitted Liens described in clauses (i) through (xiv) and (xvii) through (xx) of the definition thereof (mutatis mutandis) and, in addition, Liens not otherwise permitted by the foregoing clauses securing obligations or other liabilities of Ford Canada or any of its subsidiaries; provided that the Outstanding Amount of all such obligations and liabilities shall not exceed $100,000,000 at any time.

“Customary Permitted Liens” means the Permitted Liens described in clauses (i), (ii), (iii), (iv), (xv) and (xvi) of the definition thereof.

“EBITDA” means, with respect to any Foreign Pledgee for any period, the consolidated operating income (or, with respect to Ford Mexico and Ford Canada, the operating income) of such Person for such period increased (to the extent deducted in determining operating income) by the sum (without duplication) of (a) depreciation expense of such Person for such period and (b) amortization expense of such Person for such period, in each case, as reflected on the most recent statutory audited annual financial statements that are the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the loan documentation; provided, however, that if operating income, depreciation expense and/or amortization expense are not reflected in such financial statements, then “EBITDA” shall be determined as mutually agreed between the Administrative Agent and the Company in good faith based on such financial statements to reflect the equivalents of operating income, depreciation expense and/or amortization expense.

“Eligible Collateral” means Eligible Receivables, Eligible Inventory, Eligible Intercompany Notes, Eligible Foreign Pledged Equity, Eligible FMCC Pledged Equity, Eligible PDMP PP&E, Eligible Non-PDMP M&E, Eligible Intellectual Property and Eligible Mazda Pledged Equity.

“Eligible FMCC Pledged Equity” means, as of any date of determination, the equity interests of FMCC that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject to no prior Liens.

“Eligible Foreign Pledged Equity” means, as of any date of determination, the equity interests of each Foreign Pledgee that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject to no prior Liens; provided, however, that (a) the equity interests of Volvo and Ford Mexico shall not constitute “Eligible Foreign Pledged Equity” if, and for so long as, commencing with the date that is 180 days from the Closing Date, the Post-Closing Deliverables for such equity interests have not been satisfied (it being understood that such equity interests will become “Eligible Foreign Pledged Equity” at such time as such Post-Closing Deliverables have been satisfied) and (b) the equity interests of such Foreign Pledgee shall not constitute “Eligible Foreign Pledged Equity” if, and for so long as, the statutory audited annual financial statements for such Foreign Pledgee have not been delivered to the Administrative Agent to the extent and when required by the loan documents (it being understood that such equity interests will become “Eligible Foreign Pledged Equity” at such time as such financial statement have been delivered).

“Eligible Intellectual Property” means, as of any date of determination, the trademarks listed on Schedule C-2 hereto that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject only to Customary Permitted Liens.

7

“Eligible Intercompany Notes” means, as of any date of determination, the intercompany notes and intercompany payables listed on Schedule C-1 (other than the Progress Ford Intercompany Note), the Land Rover Intercompany Note (when issued) and the Volvo Restructured Intercompany Note (when issued), in each case that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject only to Permitted Liens described in clause (i) of the definition thereof; provided, however, that (a) with respect to the Progress Ford Related Intercompany Note, (i) the obligations of Ford Canada to the Company shall be secured by a security interest in the Progress Ford Intercompany Note, which security interest shall constitute a valid, perfected and enforceable security interest in favor of the Company, subject to no prior liens, (ii) Progress Ford shall directly own 100% of the equity interests of LR Capital Limited (Sarl) (“LR Capital”), (iii) LR Capital shall directly own 100% of the equity interests of LRC International Finance (Sarl) (“LRC Finance”), (iv) Land Rover shall have $2.2 billion in principal amount owing to LRC Finance pursuant to an intercompany note (the “Land Rover Intermediate Intercompany Note”) and (v) none of Progress Ford, LR Capital and LRC Finance shall have any assets (other than (A) the equity interests of LR Capital, in the case of Progress Ford, (B) the equity interests of LRC Finance, in the case of LR Capital and (C) the Land Rover Intermediate Intercompany Note, in the case of LRC Finance) or any debt or other liabilities (other than those incidental to the maintenance of their existence or the ownership of the assets permitted to be owned by them pursuant to this clause (v) and, in the case of Progress Ford, the Progress Ford Intercompany Note), or shall conduct any business (other than the ownership of (A) the equity interests of LR Capital, in the case of Progress Ford, (B) the equity interests of LRC Finance, in the case of LR Capital and (C) the Land Rover Intermediate Intercompany Note, in the case of LRC Finance), (b) with respect to the Ford Canada Intercompany Note, the obligations of Ford Canada to the Company shall be secured by a valid, perfected and enforceable security interest in favor of the Company in the accounts receivable, inventory and property, plant and equipment of Ford Canada included in the Canadian Borrowing Base (except that security interests with respect to real estate shall be limited to mortgages on the properties listed on Schedule C-3), subject only to Canadian Customary Permitted Liens in the case of accounts receivable and subject only to Canadian Permitted Liens in the case of inventory, property, plant and equipment, which security interest shall be pari passu with the security interest in such assets securing the Ford Canada Intercompany Payable, (c) with respect to the Ford Canada Intercompany Payable, the obligations of Ford Canada to the Company shall be secured by a valid, perfected and enforceable security interest in favor of the Company in the accounts receivable, inventory and property, plant and equipment of Ford Canada included in the Canadian Borrowing Base (except that security interests with respect to real estate shall be limited to mortgages on the properties listed on Schedule C-3), subject only to Canadian Customary Permitted Liens in the case of accounts receivable and subject only to Canadian Permitted Liens in the case of inventory, property, plant and equipment, which security interest shall be pari passu with the security interest in such assets securing the Ford Canada Intercompany Note and (d) with respect to the Volvo Restructured Intercompany Note, (i) the Company shall directly own 100% of the equity interests of the obligor with respect to the Volvo Restructured Intercompany Note (the “Restructured Obligor”), (ii) Volvo shall have $3.5 billion (or the Swedish Krona equivalent thereof based on the Average Bookkeeping Rates as of the date of issuance) in principal amount owing to a direct, wholly-owned subsidiary of the Restructured Obligor (the “Obligor Subsidiary”) pursuant to an intercompany note on terms reasonably satisfactory to the Administrative Agent (the “Volvo Intermediate Intercompany Note”) and (iii) neither the Restructured Obligor nor the Obligor Subsidiary shall have any assets (other than the equity interests of the Obligor Subsidiary, in the case of the Restructured Obligor, and the Volvo Intermediate Intercompany Note, in the case of the Obligor Subsidiary) or any debt or other liabilities (other than those incidental to the maintenance of their existence or the ownership of the assets permitted to be owned by them pursuant to this clause (iii) and, in the case of the Restructured Obligor, the Volvo Restructured Intercompany Note), or shall conduct any business (other than the ownership of the Obligor Subsidiary, in the case of the Restructured Obligor, and the ownership of the Volvo Intermediate Intercompany Note, in the case of the Obligor Subsidiary).

8

“Eligible Inventory” means, as of any date of determination, the items classified by the Company as “inventory” in accordance with GAAP, including raw materials, work-in-process, finished goods, parts and supplies, that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject only to Permitted Liens; provided, however, that “Eligible Inventory” shall exclude any inventory subject to any Material Permitted Consensual Lien, except that no inventory subject to any Material Permitted Consensual Lien existing on the Closing Date shall be excluded from “Eligible Inventory” until the delivery of the first Borrowing Base Certificate required to be delivered after the Closing Date in accordance with the loan documentation.

“Eligible Mazda Pledged Equity” means, as of any date of determination, the Mazda Shares that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject to no prior liens; provided, however, that the Mazda Shares shall not constitute “Eligible Mazda Pledged Equity” if they are Excluded Property.

“Eligible Non-PDMP M&E” means, as of any date of determination, the items classified by the Company as “machinery” and “equipment” in accordance with GAAP (a) that do not constitute PDMP and (b) that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject only to Permitted Liens; provided, however, that “Eligible Non-PDMP M&E” shall exclude any machinery and equipment subject to any Material Permitted Consensual Lien, except that no machinery and equipment subject to any Material Permitted Consensual Lien existing on the Closing Date shall be excluded from “Eligible Non-PDMP M&E” until the delivery of the first Borrowing Base Certificate required to be delivered after the Closing Date in accordance with the loan documentation.

9

“Eligible PDMP PP&E” means, as of any date of determination, the items classified by the Company as “real estate”, “machinery” and “equipment” in accordance with GAAP (a) that constitute PDMP and (b) that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject only to Permitted Liens; provided, however, that real estate, machinery and equipment shall not constitute “Eligible PDMP PP&E” if, and for so long as, commencing with the date that is 180 days from the Closing Date, the Real Estate Post-Closing Deliverables for the applicable real estate on which such machinery and equipment is located has not been satisfied (it being understood that such real estate, machinery and equipment will become “Eligible PDMP PP&E” at such time as such Real Estate Post-Closing Deliverables have been satisfied); provided, further, that “Eligible PDMP PP&E” shall exclude any real estate, machinery and equipment subject to any Material Permitted Consensual Lien, except that no real estate, machinery and equipment subject to any Material Permitted Consensual Lien existing on the Closing Date shall be excluded from “Eligible PDMP PP&E” until the delivery of the first Borrowing Base Certificate required to be delivered after the Closing Date in accordance with the loan documentation.

“Eligible Receivables” means, as of any date of determination, the items classified by the Company as “accounts receivable” in accordance with GAAP of such Loan Party (a) that are owing by a Person that is not a consolidated Affiliate of the Company and (b) that constitute Collateral and in which the Collateral Trustee has a valid, perfected and enforceable security interest, subject only to Customary Permitted Liens.

“Eligible Value” means, as of any date of determination:

(a)   with respect to Eligible Receivables, the Net Book Value of Eligible Receivables as derived from the general ledger of the Company that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the loan documentation;

(b)   with respect to Eligible Inventory, (i) the gross book value of Eligible Inventory as derived from the general ledger of the Company that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the loan documentation plus (ii) an amount equal to the Company’s LIFO adjustment for Eligible Inventory to the extent deducted in calculating the gross book value thereof plus (iii) an amount equal to the Company’s unrealized profit (UPI) adjustment for Eligible Inventory to the extent deducted in calculating the gross book value thereof;

(c)   with respect to Eligible Intercompany Notes:

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(i)   with respect to the Volvo Intercompany Note, the Ford Canada Intercompany Note and the Progress Ford Related Intercompany Note, the outstanding principal amount of such Eligible Intercompany Note on such date of determination; provided, however, that the Eligible Value for the Progress Ford Related Intercompany Note shall be $0 if the Land Rover Intercompany Note shall constitute an Eligible Intercompany Note; provided, further, that the Eligible Value for the Volvo Intercompany Note shall be $0 if the Volvo Restructured Intercompany Note shall constitute an Eligible Intercompany Note;

(ii)   with respect to the Ford Canada Intercompany Payable, the amount owing (whether or not then due) to the Company on such date of determination;

(iii)   with respect to the Grupo Ford Intercompany Note, the lesser of (A) the outstanding principal amount of such Eligible Intercompany Note on such date of determination and (B) the Eligible Foreign Pledged Equity Value of Ford Mexico (prior to subtracting the outstanding principal amount of such Eligible Intercompany Note and prior to applying the Pledged Percentage as described in such calculation below);

(iv) with respect to the Land Rover Intercompany Note (when issued), the lesser of (A) the outstanding principal amount of such Eligible Intercompany Note on such date of determination and (B) $1.3 billion; and

(v)   with respect to the Volvo Restructured Intercompany Note (when issued), the lesser of (A) the outstanding principal amount of such Eligible Intercompany Note on such date of determination and (B) if the Volvo Intermediate Intercompany Note is denominated in Swedish Krona, the outstanding principal amount of the Volvo Intermediate Intercompany Note on such date of determination, as converted to U.S. dollars using the Average Bookkeeping Rates;

(d)   with respect to Eligible Foreign Pledged Equity:

(i)   with respect to Volvo, an amount equal to (A) the applicable Pledged Percentage multiplied by (B) (x) the 2 year average EBITDA of Volvo multiplied by five, minus (y) the outstanding amount of third-party debt owed by Volvo and its subsidiaries (other than any debt owed by Volvo under the Revolving Facility in the event Volvo is a Foreign Borrowing Subsidiary), minus (z) the outstanding amount of intercompany debt owed by Volvo and its subsidiaries, excluding intercompany debt owing between Volvo and its subsidiaries (i.e., debt that would be eliminated in preparing a consolidated financial statement for Volvo);

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(ii)   with respect to Ford Canada, an amount equal to (A) the applicable Pledged Percentage multiplied by (B) (w) the 2 year average EBITDA of Ford Canada multiplied by five, minus (x) the outstanding amount of third-party debt owed by Ford Canada, minus (y) the outstanding amount of intercompany debt owed by Ford Canada and its subsidiaries, excluding intercompany debt owing between Ford Canada and its subsidiaries (i.e., debt that would be eliminated in preparing a consolidated financial statement for Ford Canada), minus (z) the amount owing (whether or not then due) to the Company under the Ford Canada Intercompany Payable;

(iii)   with respect to Ford Mexico, an amount equal to (A) the applicable Pledged Percentage multiplied by (B) (w) the 2 year average EBITDA of Ford Mexico multiplied by five, minus (x) the outstanding amount of third-party debt owed by Grupo Ford, Ford Mexico and their subsidiaries, minus (y) the outstanding amount of intercompany debt owed by Grupo Ford, Ford Mexico and their subsidiaries, excluding intercompany debt owing between Ford Mexico and its subsidiaries (i.e., debt that would be eliminated in preparing a consolidated financial statement for Ford Mexico), minus (z) the outstanding amount of the Grupo Ford Intercompany Note;

(iv)   with respect to Ford Argentina and Ford South Africa, an amount equal to (A) the applicable Pledged Percentage for such Foreign Pledgee multiplied by (B) (x) the 2 year average EBITDA of such Foreign Pledgee multiplied by three, minus (y) the outstanding amount of third-party debt owed by such Foreign Pledgee and its subsidiaries, minus (z) the outstanding amount of intercompany debt owed by such Foreign Pledgee and its subsidiaries, excluding intercompany debt owing between such Foreign Pledgee and its subsidiaries (i.e., debt that would be eliminated in preparing a consolidated financial statement for such Foreign Pledgee); and

(v)   with respect to any other Foreign Pledgee not otherwise described above, an amount equal to (A) the applicable Pledged Percentage of such Foreign Pledgee multiplied by (B) (x) the 2 year average EBITDA of such Foreign Pledgee multiplied by five, minus (y) the outstanding amount of third-party debt owed by such Foreign Pledgee and its subsidiaries, minus (z) the outstanding amount of intercompany debt owed by such Foreign Pledgee and its subsidiaries, excluding intercompany debt owing between such Foreign Pledgee and its subsidiaries (i.e., debt that would be eliminated in preparing a consolidated financial statement for such Foreign Pledgee);

(e)   with respect to Eligible FMCC Pledged Equity, an amount equal to (i) the applicable Pledged Percentage multiplied by (ii) (A) the total stockholder’s equity with respect to the FMCC Pledged Equity as reflected on the consolidated balance sheet of FMCC that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the loan documentation, minus (B) the Net Automotive Payable at such time, minus (C) 30% of the Net Book Value of the FMC Related Receivables at such time plus (D) the Net FMCC Payable at such time (in all cases (D) shall be limited to an amount no greater than (C));

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(f)   with respect to Eligible PDMP PP&E, the Net Book Value of the Eligible PDMP PP&E as derived from the general ledger of the Company that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the loan documentation;

(g)   with respect to Eligible Non-PDMP M&E, the Net Book Value of the Eligible Non-PDMP M&E as derived from the general ledger of the Company that is the basis for the most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the loan documentation; and

(h)   with respect to Eligible Mazda Pledged Equity, if the Mazda Valuation Test is satisfied as of the date such Mazda Shares becomes Eligible Mazda Pledged Equity, an amount equal to (i) 75% multiplied by (ii) (A) the number of Mazda Shares constituting Eligible Mazda Pledged Equity multiplied by (B) the Market Value thereof (or, if the Mazda Valuation Test is not satisfied as of such date, such other value established by agreement of the Company and the Administrative Agent with the consent of the Required Lenders; provided, however, that the Eligible Value for the Eligible Mazda Pledged Equity shall be $0 if the Mazda Valuation Test is not satisfied and the Required Lenders do not consent to such other value);

provided, however, that the Eligible Value for Eligible Collateral shall be adjusted on a pro forma basis (in each case using the values derived from the consolidated financial statements that were the basis for the then most recent Borrowing Base Certificate delivered to the Administrative Agent in accordance with the loan documentation) from time to time as provided in paragraphs 5 and 9 under “Negative Covenants”; provided, further, that for purposes of the calculations described in paragraphs (c)(i) (with respect to the Volvo Intercompany Note, the Progress Ford Related Intercompany Note and the Volvo Restructured Intercompany Note only) and (c)(iv) above, the Eligible Value for such Eligible Collateral shall be reduced on a dollar-for-dollar basis in connection with the sale (other than in the ordinary course of business) of more than 20% of the then total consolidated assets of Volvo or Land Rover Holdings, as applicable, in a single transaction or a series of related transactions, to the extent that the Net Cash Proceeds of such sale are not reinvested in the business of Volvo and its subsidiaries or Land Rover Holdings and its subsidiaries, as applicable; provided, further, that for purposes of the calculations described in paragraphs (d) and (h) above, all amounts denominated in a foreign currency will be converted to U.S. dollars using the Average Bookkeeping Rates.

13

“FMC Related Receivables” means the following types of receivables purchased by or assigned to FMCC and its subsidiaries from the Company and its subsidiaries (other than FMCC and its subsidiaries), in each case subject to the Netting Agreement: parts and accessories receivables (US, Canada, Europe and Asia Pacific), FRAC (Ford Rent A Car) receivables, company car receivables (US, Europe and Asia), chassis converter receivables (US) and used vehicle repurchase receivables (US, Canada and Europe); provided, however, that FMC Related Receivables shall not include any of the foregoing receivables that have been sold in an on- or off-balance sheet securitization transaction.

“Ford Canada Intercompany Note” means the $800 million intercompany note from Ford Canada to the Company listed on Schedule C-1.

“Foreign Pledgee” means Ford VHC AB (“Volvo”), Ford Capital B.V., Ford Espana S.A., Ford Automotive Holdings, Ford Deutschland Holding GmbH, Ford Motor Company, S.A. de C.V. (“Ford Mexico”), Ford Motor Company of Canada, Limited (“Ford Canada”), Ford Argentina C.S.A. (“Ford Argentina”) and Ford Motor Company of Southern Africa (Pty) Limited (“Ford South Africa”).

“Land Rover” means Land Rover, a company organized in England and a wholly-owned subsidiary of Land Rover Holdings.

Land Rover Holdings” means Land Rover Holdings, a company organized in England and a wholly-owned subsidiary of Ford Canada.

“Land Rover Intercompany Note” means the intercompany note or notes that are issued by Land Rover Holdings to the Company in connection with the restructuring of the Progress Ford Intercompany Note, on terms reasonably satisfactory to the Administrative Agent.

“Material Permitted Consensual Lien” means any lien on inventory, equipment, machinery or real estate of the kind described in clause (vii), (viii), (ix), (x), (xi) (to the extent securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any indebtedness secured by a lien permitted by clause (vii), (viii), (ix) or (x)), (xix) or (xx) of the definition of Permitted Liens to secure indebtedness for borrowed money (in a single transaction or a series of related transactions) if the Net Book Value (determined, in the case of each such lien, as of the date such lien is incurred) of the assets subject thereto is equal to $100,000,000 or more, in the case of any such lien existing on the Closing Date, or $50,000,000 or more, in the case of any such lien created or incurred after the Closing Date.

“Market Value” means the average closing price of Mazda Shares on the Tokyo Stock Exchange as reported by Bloomberg (or, if not reported therein, another publication reasonably satisfactory to the Administrative Agent) for the last 10 trading days of the calendar quarter immediately preceding to the date of determination thereof.

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“Mazda Shares” means the common stock of Mazda Motor Corporation.

“Mazda Valuation Test” means a test that is satisfied if the average closing price of a Mazda Share in Japanese Yen on the Tokyo Stock Exchange as reported by Bloomberg (or, if not reported therein, another publication reasonably satisfactory to the Administrative Agent) as of the last trading day of each calendar quarter for the 8 calendar quarters immediately prior to the pledge of such Mazda Shares to the Collateral Trustee shall be equal to at least 80% of the closing price of a Mazda Share in Japanese Yen on the Tokyo Stock Exchange as reported by Bloomberg (or, if not reported therein, another publication reasonably satisfactory to the Administrative Agent) as of the last trading day immediately prior to the Closing Date.

“Net Automotive Payable” means at any time the excess, if any, of (a) the amounts owing (whether or not then due) to FMCC and its subsidiaries from the Company and its subsidiaries (other than FMCC and its subsidiaries) over (b) the amounts owing (whether or not then due) to the Company and its subsidiaries (other than FMCC and its subsidiaries) from FMCC and its subsidiaries, in each case subject to the Netting Agreement.

“Net FMCC Payable” means at any time the excess, if any, of (a) the amounts owing (whether or not then due) to the Company and its subsidiaries (other than FMCC and its subsidiaries) from FMCC and its subsidiaries over (b) the amounts owing (whether or not then due) to FMCC and its subsidiaries from the Company and its subsidiaries (other than FMCC and its subsidiaries), in each case subject to the Netting Agreement.

“Netting Agreement” means the [Amended and Restated Agreement between the Company and FMCC, dated as of [_______]].

“Pledged Percentage” means, with respect to any Eligible Foreign Pledged Equity or the Eligible FMCC Pledged Equity at any time, the percentage of the aggregate underlying economic value of the related issuer that is represented by the equity interest(s) of a Foreign Pledgee or FMCC, respectively, that satisfies the definition of Eligible Foreign Pledged Equity or Eligible FMCC Pledged Equity, as applicable, at such time.

“Progress Ford Intercompany Note” means the $1.3 billion intercompany note from Progress Ford Sales Limited (“Progress Ford”) to Ford Canada listed on Schedule C-1.

“Progress Ford Related Intercompany Note” means the $1.3 billion intercompany note from Ford Canada to the Company listed on Schedule C-1.

“Volvo Restructured Intercompany Note” means the intercompany note or notes that are issued by a wholly-owned direct subsidiary of the Company to the Company in connection with the restructuring of the Volvo Intercompany Note, on terms reasonably satisfactory to the Administrative Agent.

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